UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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ITT EDUCATIONAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITT Educational Services, Inc.

2005 Annual Meeting Notice
Proxy Statement
and
2004 Annual Report to Shareholders

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MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING	B-
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	B-
CONSOLIDATED FINANCIAL STATEMENTS	B-
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	B-
FINANCIAL STATEMENT SCHEDULE	B-
QUARTERLY RESULTS	B-
DIRECTORS AND EXECUTIVE OFFICERS	B-2

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ITT EDUCATIONAL SERVICES, INC.

13000 North Meridian Street
Carmel, IN 46032-1404

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 3, 2005

The 2005 Annual Meeting of Shareholders of ITT Educational Services, Inc. (“ITT/ESI”) will be held at The Jefferson Hotel, 1200 16th Street, NW, Washington, DC 20036, on Tuesday, May 3, 2005, at 9:00 a.m., local time, for the following purposes:

1.                To consider and vote upon two proposals described in the accompanying Proxy Statement providing for:

Proposal One:               Election of three Directors to serve until the 2008 Annual Meeting of Shareholders and until their successors are elected and have qualified.

Proposal Two:              Approval of the amendment of ITT/ESI’s Restated Certificate of Incorporation to increase the number of authorized shares of ITT/ESI common stock, $0.01 par value per share, from 150,000,000 to 300,000,000.

2.                To act upon such other matters that may properly come before the meeting.

All shareholders of record at the close of business on March 4, 2005 will be entitled to vote at the meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,
Clark D. Elwood
Senior Vice President, General
Counsel and Secretary

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ITT Educational Services, Inc.
13000 North Meridian Street
Carmel, IN 46032-1404

PROXY STATEMENT

Annual Meeting of Shareholders

May 3, 2005

This Proxy Statement and accompanying proxy are being sent to shareholders on or about March           , 2005 in connection with the solicitation by the Board of Directors of ITT Educational Services, Inc. (“ITT/ESI,” “we” or “us”) of proxies to be voted at the 2005 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, Tuesday, May 3, 2005, at The Jefferson Hotel, 1200 16th Street, NW, Washington, DC 20036, for the purposes set forth in the accompanying Notice.

The accompanying proxy represents all of the shares of ITT/ESI common stock, $0.01 par value per share (the “ITT/ESI Common Stock”), you are entitled to vote at the meeting. Each of the shares of ITT/ESI Common Stock outstanding at the close of business on March 4, 2005, the record date for the meeting, is entitled to one vote at the meeting. Shareholders holding a majority of such shares must be present at the meeting, whether in person or by proxy, in order to constitute a quorum for the transaction of business. As of March 4, 2005,                           shares of ITT/ESI Common Stock were issued and outstanding.

If you execute and return the enclosed form of proxy, you may revoke it at any time before it is exercised. You can revoke your proxy by giving us written notice of revocation, executing a subsequently dated proxy and delivering it to us, or attending the meeting and voting in person. Unless revoked, your proxy will be voted at the meeting in accordance with your instructions specified on the proxy. If your proxy does not contain any instructions, your proxy will be voted at the meeting for the election as Directors of the nominees listed under Proposal One and for approval of the amendment of our Restated Certificate of Incorporation under Proposal Two. The election of Directors will be determined by the vote of the holders of a plurality of the shares voting on such election. The approval of the amendment of our Restated Certificate of Incorporation is subject to the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, neither broker non-votes nor abstentions will affect the determination of whether a nominee will be elected under Proposal One. With respect to Proposal Two, broker non-votes and abstentions would have the same effect as a vote against such proposal.

Our Board of Directors is not aware of any matters, other than those described below, which are to be voted on at the meeting. If any other matters are properly raised at the meeting, however, the persons named in the enclosed form of proxy intend to vote the proxy in accordance with their judgment on such matters. Our Board of Directors does not have a policy with respect to the Directors’ attendance at our annual shareholder meetings, but all of our Directors are encouraged to attend those meetings. Our 2004 Annual Meeting of Shareholders was held on May 4, 2004, and all ten members of our Board of Directors at that time attended that meeting.

Officers, Directors and other employees of ITT/ESI may solicit proxies, without additional compensation, by telephone, electronic mail, facsimile or mail, or by meetings with shareholders or their representatives. We will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. We will pay all expenses of solicitation of proxies. In addition, we have retained Georgeson Shareholder Communications, Inc. to assist us in the solicitation of proxies for a fee of approximately $6,500, plus reimbursement for its out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson Shareholder Communications, Inc. will perform a broker search, distribute proxy materials to beneficial owners and solicit voted proxies from banks, brokers, nominees and intermediaries.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine Directors divided into three classes. Each class contains three Directors. The term of one class expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after the Director’s election and thereafter until the Director’s successor is elected and has qualified. On October 19, 2004, our Board of Directors reapportioned our Directors among the three classes, so as to make all classes as nearly equal in number as possible in accordance with Article V, Section 2 of our Restated Certificate of Incorporation. The effect of the reapportionment was to remove James D. Fowler, Jr. from the First Class of Directors on the Board, which class contained four Directors at the time, and to include Mr. Fowler in the Second Class of Directors on the Board, which class contained only two Directors prior to Mr. Fowler’s inclusion.

At the meeting, three Directors are to be elected to hold office for a three-year term to expire at the 2008 Annual Meeting of Shareholders and until their successors are elected and have qualified. The persons named in the accompanying proxy intend to vote such proxy for the election to the Board of Directors of John E. Dean, James D. Fowler, Jr. and Vin Weber, the current Directors whose terms expire this year, unless you direct them to vote otherwise.

Each of the nominees has consented to serve as a Director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying proxy intend to vote the proxy for the election of such other person as our Board, upon recommendation of the Nominating and Corporate Governance Committee, may select. Alternatively, our Board may reduce the number of Directors to eliminate the vacancy.

A brief summary of each Director’s principal occupation, business affiliations and other information follows. Unless otherwise indicated, each Director’s principal occupation has been the same for the past five years.

Nominees for Director

Term Expiring at the 2008 Annual Meeting.

John E. Dean, age 54, is a founding partner of the law firm Dean Blakey, established June 2002. From July 1995 through May 2002, Mr. Dean was a partner at the Dean, Blakey & Moskowitz law firm. Since June 2002, Mr. Dean has also served as a principal of Washington Partners, LLC, a public affairs firm. Mr. Dean has been a Director of ITT/ESI since December 1994.

James D. Fowler, Jr., age 60, served as senior vice president and director, human resources of ITT Industries, Inc., an industrial, commercial machinery and equipment company, from November 2000 until his retirement in October 2002. Mr. Fowler served as president of Fowler & Associates, a consulting firm, from February 1996 through October 2000. He also served as president of the Executive Leadership Council and Foundation (“ELCF”), a non-profit, non-partisan charitable and educational organization, from February 2000 through October 2000 and executive director and administrator of the ELCF from October 1997 through January 2000. Mr. Fowler has been a Director of ITT/ESI since April 1994.

Vin Weber, age 52, has been a partner at Clark & Weinstock Inc., a management and public policy consulting firm, since 1994. He is also vice chairman and co-founder of Empower America, a public interest group. Mr. Weber is a senior fellow at the University of Minnesota’s Humphrey Institute of Public Affairs and co-director of the Institute’s Policy Forum. He is also a director of Department 56, Inc. Mr. Weber has been a Director of ITT/ESI since December 1994.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Directors Continuing in Office

Term Expiring at the 2006 Annual Meeting.

Rand V. Araskog, age 73, served as chairman and chief executive officer of ITT Corporation (“ITT”), a diversified conglomerate, from 1980 until his retirement in February 1998. He is also a director of Rayonier, Inc. and International Steel Group, Inc. Mr. Araskog has been a Director of ITT/ESI since April 1994.

Joanna T. Lau, age 46, has served as chairperson and chief executive officer of Lau Acquisition Corporation (d/b/a LAU Technologies), a management consulting and investment firm, since March 1990. Ms. Lau has been a Director of ITT/ESI since October 2003.

Daniel P. Weadock, age 65, has served as president of The International, a golf resort and conference center in Bolton, MA, since January 1999. Mr. Weadock has been a Director of ITT/ESI since April 1999.

Term Expiring at the 2007 Annual Meeting.

Rene R. Champagne, age 63, has served as Chairman of ITT/ESI since October 1994 and Chief Executive Officer of ITT/ESI since September 1985. From September 1985 through December 2001, he also served as President of ITT/ESI. Mr. Champagne has been a Director of ITT/ESI since October 1985.

John F. Cozzi, age 43, has served as a managing director of AEA Investors LLC, a private equity firm, since January 2004. Mr. Cozzi served as a managing director of Arena Capital Partners, LLC, a private equity firm, from May 1999 through December 2003. Mr. Cozzi has been a Director of ITT/ESI since October 2003.

Harris N. Miller, age 53, has served as president of the Information Technology Association of America, a trade association, since April 1995, and as president of the World Information Technology and Services Alliance, an association of trade associations, since April 1995. Mr. Miller has been a Director of ITT/ESI since July 1999.

Meetings and Committees of the Board of Directors

During 2004, there were five regular meetings and three special meetings of the Board of Directors. During 2004, each of the Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the standing Board committees on which he or she served. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board of Directors has also formed a Special Committee.

Audit Committee.

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (“1934 Act”). Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is set forth in Appendix A or may be obtained from our website at www.ittesi.com. The functions of the Audit Committee are to assist the Board of Directors in its oversight of:

•       the integrity of our financial statements and other financial information provided by us to any governmental body or the public;

•       our compliance with legal and regulatory requirements;

•       our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and the Board of Directors establish;

•       our auditing, accounting and financial reporting processes generally;

•       the qualifications, independence and performance of our registered public accounting firm; and

•       the performance of our internal audit function.

The Audit Committee also performs other functions as detailed in the Audit Committee’s charter, including, without limitation, appointing, compensating, retaining and overseeing our registered public accounting firm and pre-approving all services to be provided to us by our registered public accounting firm.

The Audit Committee held seven meetings during 2004. The members of the Audit Committee in 2004 and through January 25, 2005 were Rand V. Araskog, John F. Cozzi, John E. Dean, Harris N. Miller and Daniel P. Weadock. The current members of the Audit Committee are John F. Cozzi, John E. Dean, Harris N. Miller and Daniel P. Weadock. Our Board of Directors has determined that John F. Cozzi is an “audit committee financial expert,” as that term is defined in Item 401(h)(2) of Regulation S-K under the 1934 Act, and is independent pursuant to Item 7(d)(3)(iv) of Schedule 14A under the 1934 Act. Each of the current members of the Audit Committee is independent and each of the members of the Audit Committee in 2004 was independent, as defined in Sections 303.01(B)(2)(a) and (3) and Sections 303A.02 and .06 of the New York Stock Exchange (“NYSE”) Listed Company Manual and Rule 10A-3 of the 1934 Act.

Compensation Committee.

Our Board of Directors has a written charter for the Compensation Committee. A copy of the charter may be obtained from our website at www.ittesi.com. The functions of the Compensation Committee are to discharge the Board of Directors’ responsibilities relating to compensation of our Directors and officers. The Compensation Committee has overall responsibility for approving and evaluating our Director and officer compensation plans, policies and programs. The Compensation Committee also performs other functions as detailed in the Compensation Committee’s charter. In addition, the Compensation Committee is responsible for producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.

The Compensation Committee held four meetings during 2004. The members of the Compensation Committee in 2004 and through January 25, 2005 were James D. Fowler, Jr., Joanna T. Lau, Harris N. Miller, Daniel P. Weadock and Vin Weber. The current members of the Compensation Committee are Rand V. Araskog, James D. Fowler, Jr., Joanna T. Lau and Vin Weber. Each of the current members of the Compensation Committee is independent and each of the members of the Compensation Committee in 2004 was independent, as defined in Section 303A.02 of the NYSE Listed Company Manual.

Nominating and Corporate Governance Committee.

Our Board of Directors has a written charter for the Nominating and Corporate Governance Committee. A copy of the charter may be obtained from our website www.ittesi.com. The functions of the Nominating and Corporate Governance Committee, which are detailed in its charter, are to:

•       assist the Board of Directors by identifying individuals qualified to become Directors, and recommend to the Board of Directors the Director nominees for each annual meeting of shareholders;

•       develop and recommend to the Board the Corporate Governance Guidelines applicable to us;

•       lead the Board of Directors in its annual review of the Board of Directors’ performance; and

•       recommend to the Board of Directors Board members for each standing Board committee.

The Nominating and Corporate Governance Committee held three meetings during 2004. The members of the Nominating and Corporate Governance Committee in 2004 and through January 25, 2005 were John F. Cozzi, John E. Dean, James D. Fowler, Jr., Joanna T. Lau and Vin Weber. The current members of the Nominating and Corporate Governance Committee are Rand V. Araskog, James D. Fowler, Jr., Joanna T. Lau and Vin Weber. Each of the current members of the Nominating and Corporate Governance Committee is independent and each of the members of the Nominating and Corporate Governance Committee in 2004 was independent, as defined in Section 303A.02 of the NYSE Listed Company Manual. The Nominating and Corporate Governance Committee will consider Director candidates recommended by our shareholders. A shareholder who wishes to recommend a Director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to our Secretary, 13000 North Meridian Street, Carmel, Indiana 46032-1404, who will forward it to the Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a Director candidate at an annual meeting of shareholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in our By-Laws. See “Shareholder Proposals for 2006 Annual Meeting.”

The Nominating and Corporate Governance Committee selects nominees for Directors on the basis of each candidate’s broad experience, judgment, integrity, ability to make independent inquiries, understanding of our business environment and willingness to devote adequate time to the duties of our Board of Directors. The Nominating and Corporate Governance Committee identifies possible nominees for a Director who meet specified objectives in terms of the composition of our Board of Directors that are established by law, the NYSE and/or our Board of Directors, taking into account such factors as geographic, occupational, gender, race and age diversity. The only minimum specified qualities and skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of our Directors to possess and the only specific standards for the overall structure and composition of our Board of Directors are those imposed by law and the NYSE or contained in our Corporate Governance Guidelines and the charters of the standing committees of our Board of Directors, such as independence, financial expertise and age.

The Nominating and Corporate Governance Committee utilizes various resources for identifying nominees for Directors, including recommendations of our Directors, management and shareholders, the media, industry affiliations, government service and search firms to name a few. The Nominating and Corporate Governance Committee evaluates nominees for Directors by assessing the nominees’ qualities, skills and potential contributions to our Board based on available information, against the qualities, skills and contributions sought and the current composition of our Board.

Special Committee.

On March 4, 2004, our Board of Directors appointed a Special Committee, composed of Directors John E. Dean, as Chairman, Joanna T. Lau and John F. Cozzi. The Special Committee has been authorized and directed by our Board to conduct an investigation, which investigation will be separate and independent from the investigation being conducted by us and our management, into the facts and circumstances alleged to be the subject matter underlying, and in any way related to, the current investigations by the U.S. Department of Justice, the Office of the Attorney General for the State of California and the class action lawsuits that have been filed against us and other defendants named therein. See “—Government Investigations, Inquiry and Lawsuits.”  The Special Committee has hired outside counsel to assist it in its investigation.

Independent Directors.

Our Board of Directors currently contains eight non-management Directors: Messrs. Araskog, Cozzi, Dean, Fowler, Miller, Weber and Weadock, and Ms. Lau. As permitted by the rules of the NYSE, our Board of Directors has adopted categorical standards to assist it in making determinations of independence. These standards are contained in our Corporate Governance Guidelines which are posted on our website at www.ittesi.com. Our Board of Directors has determined that each of our non-management Directors meets these standards and is independent, as defined in Section 303A.02 of the NYSE Listed Company Manual.

The non-management Directors on our Board of Directors meet at regularly scheduled executive sessions without our management. Our Board of Directors has chosen James D. Fowler, Jr. to preside over the executive sessions of our non-management Directors in 2005 (“Presiding Director”). Interested parties may send communications to the non-management Directors or the entire Board of Directors by e-mail to PresidingDirector@ittesi.com or by regular mail addressed to:

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032-1404

Attention: Presiding Director

Although such communications are available to any Director who wishes to review them, our General Counsel initially reviews all communications and forwards to the Presiding Director those communications that meet certain criteria set by the non-management Directors.

Government Investigations, Inquiry and Lawsuits

On February 25, 2004, federal agents executed search warrants at our corporate headquarters and at ten of our 77 ITT Technical Institutes nationwide. On that same date, our Directors and executive officers and some of our other employees each received a federal grand jury subpoena that was issued, along with the search warrants, by the U.S. District Court, Southern District of Texas, located in Houston, Texas. The search warrants and subpoenas seek broad categories of documents, including documents containing information relating to our figures and rates for placement, retention, graduation and attendance, recruitment and admissions materials, student grades, graduate salaries, transferability of credits to other institutions, and personnel records. Although no formal charges have been filed, we believe that the U.S. Department of Justice (“DOJ”) is investigating claims alleging, among other matters, falsification of records relating to student attendance, grades and academic progress and graduate job placement statistics, and fraudulent misrepresentations regarding the transferability of credits, graduation rates and graduates’ salaries. We, our Directors and our executive officers are continuing to work with the DOJ to resolve its investigation. The costs that we have incurred in connection with the DOJ investigation have had a material adverse effect on our financial condition and results of operations, and we cannot assure you that the ultimate outcome of the DOJ investigation will not have a further material adverse effect on our financial condition and results of operations.

On March 4, 2004, we were notified by the Fort Worth, Texas regional office of the U.S. Securities and Exchange Commission (“SEC”) that it had initiated an inquiry into the allegations being investigated by the DOJ as described in the preceding paragraph. We are cooperating with the SEC in its inquiry. We cannot assure you, however, that the ultimate outcome of the SEC inquiry will not have a material adverse effect on our financial condition or results of operations.

In October 2002, the Office of the Attorney General for the State of California (“CAG”) informed us that it had initiated an investigation of our ITT Technical Institutes in California. We believe that the CAG’s investigation is in response to one or more qui tam actions filed against us under the state and/or federal False Claims Acts. The CAG has not asserted any claims against us. Based on the information that the CAG has requested, however, we believe that the CAG is investigating, among other matters, whether one or more of our California ITT Technical Institutes:

•       falsified records relating to student attendance, grades and academic progress;

•       falsified student grade point average calculations used to qualify students for financial aid under the State’s Cal Grant Program; and

•       retaliated against employees who may have complained about those alleged acts.

We are cooperating with the CAG in its investigation, and we have been conducting our own investigation of the same matters. While we cannot assure you of the ultimate outcome of the CAG investigation, based on the results of our investigation to date, we do not believe that the CAG investigation and any qui tam actions that may be associated with the investigation will have a material adverse effect on our financial condition, results of operations or cash flows.

A qui tam action is a civil lawsuit brought by one or more individuals (a qui tam “relator”) on behalf of the federal or state government for an alleged submission to the government of a false claim for payment. A qui tam action is always filed under seal and remains under seal until the government decides whether to intervene in the litigation. Whenever a relator files a qui tam action, the government typically initiates an investigation in order to determine whether to intervene in the litigation. If the government intervenes, it has primary control over the litigation. If the government declines to intervene, the relator may pursue the litigation on behalf of the federal or state government and, if successful, receives a portion of the government’s recovery.

On August 19, 2004, a consolidated complaint in a securities class action lawsuit was filed against us and ten of our current and former Directors and executive officers in the U.S. District Court for the Southern District of Indiana under the following caption: City of Austin Police Retirement System, Individually And On Behalf Of All Others Similarly Situated v. ITT Educational Services, Inc., et al. This action is a result of the court’s June 18, 2004 order to consolidate 13 separate securities class action lawsuits filed from February 26, 2004 through April 23, 2004. The consolidated complaint alleges, among other things, that the defendants violated Sections 10(b) and 20(a) of the 1934 Act, and Rule 10b-5 promulgated thereunder, by engaging in an unlawful course of conduct, pursuant to which the defendants knowingly or recklessly engaged in acts, transactions, practices and courses of business to conceal adverse material information about our financial condition, and that this conduct operated as a fraud and deceit upon the plaintiffs. The complaint also alleges that the defendants made various deceptive and untrue statements of material facts and omitted to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to the plaintiffs, causing the plaintiffs to purchase our securities at artificially inflated prices. The putative class period in this action is from October 17, 2002 through March 8, 2004. The plaintiffs seek, among other things, an award of unspecified compensatory damages, interest, costs, expenses and attorney’s fees. All of the defendants intend to defend themselves vigorously against the allegations made in the complaint. We cannot assure you, however, that the ultimate outcome of this or other actions (including other actions under federal or state securities laws) will not have a material adverse effect on our financial condition or results of operations.

On or about April 29, 2004, a consolidated complaint in a shareholder derivative lawsuit was filed against five of our current and former executive officers, ten of our current and former Directors and PricewaterhouseCoopers LLP (“PWC”), our independent registered public accounting firm, in the Superior Court of Hamilton County, Indiana under the following caption: In Re ITT Educational Services, Inc. Derivative Litigation. This action is a result of the court’s March 30, 2004 order to consolidate two separate shareholder derivative lawsuits filed on or about February 27, 2004. On December 1, 2004, the court dismissed the consolidated compliant without prejudice and gave the plaintiffs 30 days to replead their complaint. On January 3, 2005, the plaintiffs filed an amended consolidated complaint. The amended consolidated complaint alleges, among other things, that:

•       certain individual defendants breached a fiduciary duty by selling our common stock and misappropriating our information;

•       all defendants breached their fiduciary duties to us, abused their ability to control and influence us, grossly mismanaged us, caused us to waste corporate assets and were unjustly enriched; and

•       PWC breached a duty of care and professional competence to us and breached its contracts with us.

The amended consolidated complaint seeks unspecified damages, extraordinary equitable and/or injunctive relief, disgorgement of profits, benefits and other compensation, costs and attorneys’ fees. All of the individual defendants intend to defend themselves vigorously against the allegations in the complaint.

On September 7, 2004, a shareholder derivative lawsuit was filed against five of our current and former executive officers, ten of our current and former Directors and PWC, in the U.S. District Court for the Southern District of Indiana under the following caption: Alaska Electrical Pension Fund Derivatively on Behalf of ITT Educational Services, Inc. v. Rene R. Champagne, et al. The complaint alleges, among other things, that the defendants caused us to violate state and federal education finance laws and regulations by falsifying our student records and federal securities laws by falsifying our accounting, auditing and financial reporting between October 2002 and April 2004. As a result, the complaint alleges, among other things, that the individual defendants:

•       breached and/or aided and abetted in the breach of:

•        a duty to disseminate accurate information about us;

•        fiduciary duties of care, candor and loyalty to us and disclosure to our shareholders;

•        a duty to test, oversee and monitor our system of internal controls, governance procedures and disclosure procedures; and

•        a duty to ensure that our internal controls, governance procedures and disclosure procedures were functioning in an effective manner and in compliance with Pub. L. 107-204, 116 Stat. 745 (2002);

•       abused their ability to control and influence us;

•       grossly mismanaged us;

•       committed constructive fraud;

•       will be and have been unjustly enriched at our expense; and

•       violated Section 10(b) of the 1934 Act and Rule 10-5 promulgated thereunder by:

•        disseminating or approving false statements that they knew or recklessly disregarded were misleading;

•        failing to disclose material facts necessary in order to make those statements not misleading; and

•        misappropriating our proprietary information.

In addition, the complaint alleges, among other things, that PWC:

•       violated Section 10(b) of the 1934 Act and Rule 10b-5 promulgated thereunder by:

•        disseminating or approving false statements that it knew or recklessly disregarded were misleading; and

•        failing to disclose material facts necessary in order to make those statements not misleading;

•       was negligent and committed accounting malpractice by failing to conduct its audits of our 2002 and 2003 fiscal year financial statements in accordance with generally accepted accounting principles, generally accepted auditing standards and SEC rules;

•       aided and abetted the individual defendants’:

•        breach of fiduciary duties to us;

•        abuse of their control of us; and

•        gross mismanagement of us; and

•       violated their duty of candor to our shareholders.

The complaint seeks unspecified damages, extraordinary equitable and/or injunctive relief, punitive damages, costs and expenses, attorneys’ fees, pre-judgment interest, an order directing the defendants to account for all damages caused by them and all profits, special benefits and unjust enrichment they obtained, and an order directing us to reform and improve our corporate governance and internal control procedures. On December 8, 2004, the parties agreed to stay this action pending the entry of a final judgment in the In Re ITT Educational Services, Inc. Derivative Litigation action, except that the stay will be lifted if a subsequently filed shareholder derivative lawsuit is filed in the Southern District of Indiana and the defendants are unable to enter into a similar stay of that action. All of the individual defendants intend to defend themselves vigorously against the allegations in the complaint.

On November 17, 2004, a shareholder derivative lawsuit was filed against ten of our current and former Directors, in the Chancery Court of New Castle County, Delaware under the following caption: Albert Reitan, derivatively on behalf of nominal defendant ITT Educational Services, Inc. v. Rand V. Araskog, et al. The complaint alleges, among other things, that the defendants abdicated their fiduciary duty of good faith to us by making no effort to oversee our operations and business practices to ensure that we comply with all applicable laws, rules and regulations. The complaint seeks unspecified damages, equitable relief, attorneys’ fees, accountants’ fees, experts’ fees, costs and expenses. All of the defendants intend to defend vigorously against the allegations in the complaint.

Although the derivative actions are brought nominally on behalf of us, we expect to incur defense costs and other expenses in connection with the derivative lawsuits, and we cannot assure you that the ultimate outcome of these or other actions will not have a material adverse effect on our financial condition or results of operations.

On July 7, 2004, we received a derivative demand letter pursuant to Del. Ct. Ch. R. 23.1 on behalf of Arthur Stein, a purported shareholder, demanding that our Board of Directors commence a civil action against each of our current Directors, one former Director and four of our current and former executive officers to recover for our benefit the amount of damages sustained by us as a result of the misconduct alleged in the letter. The misconduct alleged in the letter is similar to the type of misconduct alleged against the individual defendants in the consolidated shareholder derivative lawsuit described above. The demand letter indicates that Mr. Stein will commence a shareholder’s derivative action on our behalf, if our Board does not commence an action as demanded therein within a reasonable period of time. We have informed Mr. Stein that our Board has deferred its decision with respect to Mr. Stein’s demand until the conclusion of the DOJ investigation of us, the inquiry initiated by the SEC into the allegations being investigated by the DOJ and the securities class action lawsuits filed against us, or until the receipt of additional information concerning the allegations made in the demand.

On October 26, 2004, a lawsuit was filed against us in the Chancery Court of New Castle County, Delaware under the following caption: Arthur Stein v. ITT Educational Services, Inc. The complaint alleges that we violated Section 220 of the Delaware General Corporation Law by refusing to allow Mr. Stein to inspect and make copies of our books and records relating to the misconduct alleged in his derivative demand letter described above. The complaint seeks an order compelling us to permit Mr. Stein to inspect and make copies of our books and records, and to pay his costs, expenses and attorney’s fees to prosecute this action. We intend to defend the action vigorously.

On December 15, 2004, a lawsuit was filed against us, our internal committee that administers our 401(k) retirement savings plan (the “Plan”), the chairperson of that committee and a number of other unnamed entities and individuals, in the United States District Court for the Southern District of Indiana under the following caption: William Curry, individually and on behalf of all others similarly situated v. ITT Educational Services, Inc., et al. The complaint alleged, among other things, that the defendants breached their fiduciary duties under Section 502 of the Employee Retirement Income Security Act (“ERISA”) that are owed to the participants and beneficiaries of the Plan by failing to prudently manage the Plan’s assets. Allegedly, the breach arose from the Plan’s holding and acquisition of our common stock when the defendants knew or should have known that our common stock was not a suitable and appropriate investment for the Plan. The complaint alleged that our common stock was an inappropriate investment, because we supposedly misrepresented our operational success and the subsequent disclosure of those misrepresentations caused the price of our common stock to decrease. As a result of this decrease in the price of our common stock, the complaint alleged that the value of the Plan assets suffered losses. The plaintiff sought to certify this action as a class action to include all participants in the Plan and their beneficiaries, excluding the defendants and their immediate family members, for whose accounts the Plan fiduciaries made or maintained investments in our common stock from October 17, 2002 through March 18, 2004. The plaintiff also sought, among other things:

•       a declaration that the defendants breached their fiduciary duties under ERISA to the Plan;

•       to require the defendants to restore to the Plan all losses resulting from the alleged imprudent investment of the Plan’s assets;

•       to require the defendants to restore to the Plan all profits that the defendants made through their use of the Plan’s assets;

•       to require the defendants to restore to the Plan all profits that the Plan would have realized had the defendants fulfilled their fiduciary obligations under ERISA;

•       other unspecified equitable restitution and monetary relief;

•       a constructive trust with respect to any unjust enrichment received by the defendants at the expense of the Plan as a result of the defendants’ alleged breach of their fiduciary duties under ERISA;

•       to enjoin the defendants from further violating their fiduciary duties under ERISA;

•       the appointment of independent fiduciaries to administer the Plan; and

•       costs and attorneys’ fees.

The plaintiff filed a notice to voluntarily dismiss this action on January 25, 2005, and the court dismissed this action without prejudice on the same date.

The current and former executive officers named in one or more of the securities class action, shareholder derivative and Plan class action lawsuits and derivative demand letter described above include: Gene A. Baugh, Rene R. Champagne, Clark D. Elwood, Nina F. Esbin, Eugene W. Feichtner, Martin A. Grossman, Thomas W. Lauer, Kevin M. Modany and Omer E. Waddles.

Certain of our current and former officers and Directors are or may become a party in certain of the actions described above. Our By-laws and Restated Certificate of Incorporation obligate us to indemnify our officers and Directors to the fullest extent permitted by Delaware law, provided that their conduct complied with certain requirements. We are obligated to advance defense costs to our officers and Directors, subject to the individual’s obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, our indemnity obligation can, under certain circumstances, include indemnifiable judgments, penalties, fines and amounts paid in settlement in connection with those actions.

As previously disclosed, on March 4, 2004, our Board of Directors appointed a Special Committee of independent Directors. The Special Committee has completed its investigation relating to the conduct and integrity of our senior management. In late June 2004, the Special Committee reported to our Board of Directors that it had found no evidence that our senior management had engaged in any violations of our policies and procedures or any wrongful or criminal conduct related to the matters that are the subject of the DOJ and CAG investigations and the securities class action lawsuit described above. The Special Committee also reported that when allegations of possible violations have been brought to the attention of our senior management, we have investigated those allegations and our senior management has taken appropriate action when responding to those allegations and any violations found.

PROPOSAL TWO: AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

Our Board of Directors unanimously has approved an amendment to Article IV, Section 1 of our Restated Certificate of Incorporation to increase the number of authorized shares of ITT/ESI Common Stock from 150,000,000 to 300,000,000 (the “Amendment”). Article IV, Section 1 of our Restated Certificate of Incorporation presently authorizes 150,000,000 shares of ITT/ESI Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share (the “ITT/ESI Preferred Stock”). The Amendment would not change the number of authorized shares of ITT/ESI Preferred Stock.

As of March 4, 2005, 54,068,904 shares of ITT/ESI Common Stock were issued and outstanding,                   shares of ITT/ESI Common Stock were reserved for issuance under the ITT Educational Services, Inc. 1994 Stock Option Plan,                          shares of ITT/ESI Common Stock were reserved for issuance under the 1997 ITT Educational Services, Inc. Incentive Stock Plan,                          shares of ITT/ESI Common Stock were held as treasury stock by us and                          shares of ITT/ESI Common Stock were authorized but unissued and unreserved.

The Amendment will ensure that shares of ITT/ESI Common Stock will be available, if needed, for issuance in connection with stock splits, stock dividends, acquisitions and other corporate purposes. Our Board of Directors believes that the availability of the additional shares for such purposes without delay of the necessity for a shareholders’ meeting would be beneficial to us.

No further action by our shareholders would be necessary prior to our issuance of the additional shares of ITT/ESI Common Stock, except as may be required by applicable law, regulatory agencies or any stock exchange on which our securities may then be listed. Neither the shares of ITT/ESI Common Stock presently authorized nor the shares of ITT/ESI Common Stock to be authorized by the Amendment have preemptive rights.

If someone attempted a hostile takeover of us, the use of the additional authorized shares to make a counteroffer for the shares of the bidder or to sell shares to dilute the voting power of the bidder could make the takeover attempt more difficult. The Amendment is not part of a plan by us to adopt a series of antitakeover amendments, and our Board of Directors presently is unaware of any effort to accumulate shares of ITT/ESI Common Stock with the purpose of obtaining control of us or to otherwise obtain control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Our Restated Certificate of Incorporation and By-Laws presently contain certain provisions which could be construed as antitakeover measures. Our Restated Certificate of Incorporation and By-Laws provide that our Board of Directors will be divided into three classes of directors, with each class to be as nearly equal in number as possible. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a full three-year term. Directors can be removed by shareholders only for “cause.”  The affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote is required to amend the classified board of directors provisions of our Restated Certificate of Incorporation or to remove a Director with cause prior to the expiration of his or her term. Under the classified board of directors provisions described above, it would take at least two elections of Directors for anyone to gain control of our Board of Directors. Accordingly, these provisions would tend to discourage unfriendly takeovers.

Our Restated Certificate of Incorporation and By-Laws provide that any action taken by our shareholders may be effected only at an annual or special meeting of shareholders and not by written consent.

Our By-Laws establish an advance notice procedure for shareholders to make nominations of candidates for election as Directors, or to bring other business before a meeting of our shareholders. Our By-Laws provide that only persons who are nominated by, or at the direction of, our Board of Directors, or by a shareholder who has given timely written notice to our Secretary prior to the meeting at which Directors are to be elected, will be eligible for election as Directors of us. Our By-Laws also provide that at a shareholder meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, our Board of Directors or our President, or by a shareholder who has given timely written notice to our Secretary of such shareholder’s intention to bring such business before such meeting. Under the By-Laws, a shareholder’s notice must also contain certain information specified in the By-Laws.

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 provides that a corporation may not engage in a “business combination” with an “interested stockholder” for a period of three years from the date that such person became an interested stockholder, unless (1) the transaction that results in the person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder, (2) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and officers, and shares owned by employee stock plans or (3) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders. Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiaries, that is (1) the owner of 15% or more of the outstanding voting stock of the corporation, (2) an affiliate or associate of the corporation and the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder or (3) an affiliate or associate of such person. Section 203 defines a “business combination” to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board, because the stockholder approval requirement would be avoided if a majority of our Directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Those provisions also may have the effect of preventing changes in our management. It is possible that those provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

We also have 5,000,000 shares of authorized ITT/ESI Preferred Stock which have not been issued. Our Board of Directors (subject to applicable law or rules of regulatory agencies and requirements of stock exchanges) has the power to issue ITT/ESI Preferred Stock without shareholder approval, with such rights as our Board deems advisable, including voting rights, conversion rights, redemption rights and liquidation rights.

The overall effect of the provisions of the statutes, our Restated Certificate of Incorporation and our By-Laws described above may be to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control of us by a holder of a large block of ITT/ESI Common Stock or other person, or the removal of incumbent management, even if such actions may be beneficial to our shareholders generally.

If Proposal Two is approved, the Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State.

The Board of Directors recommends a vote FOR the Amendment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for our financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. PricewaterhouseCoopers LLP (“PWC”), who is our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. The Committee has reviewed and discussed with our management and PWC the audited financial statements for our 2004 fiscal year. The Committee also has reviewed and discussed with our management and PWC our management’s report and PWC’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee discussed with PWC the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees). This discussion involved certain information relating to PWC’s judgments about the quality, not just the acceptability, of our accounting principles and included such other matters as are required to be discussed with the Committee under standards established by the Public Company Accounting Oversight Board (“PCAOB”).

The Committee also received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PWC its independence from us and our management. In addition, the Committee considered whether PWC’s independence would be jeopardized by providing non-audit services to us.

In reliance on the review and discussions referred to above, the Committee recommended to our Board of Directors, and the Board has approved, that the audited financial statements for our 2004 fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Audit Committee
John F. Cozzi
John E. Dean
Harris N. Miller
Daniel P. Weadock

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Audit Committee Report shall not be incorporated by reference in any such filings.

Audit Fees

In aggregate, PWC billed us $2,946,250 in fees for the following audit services rendered by PWC:

•       auditing our annual consolidated financial statements for our 2004 fiscal year;

•       extended audit procedures in 2004 related to the DOJ investigation of us, the inquiry initiated by the SEC into the allegations being investigated by the DOJ, and the securities class action and shareholder derivative lawsuits filed against us, certain of our current and former executive officers and each of our Directors (See “Proposal One: Election of Directors—Government Investigations, Inquiry and Lawsuits.”);

•       reviewing our financial statements included in our quarterly reports on Form 10-Q which were filed with the SEC in our 2004 fiscal year;

•       internal control reviews and assistance with internal control reporting requirements in 2004;

•       conducting statutory audits (such as federal and state student financial aid compliance audits) in 2004; and

•       other audit services in connection with statutory and regulatory filings or engagements for our 2004 fiscal year.

In aggregate, PWC billed us $397,400 in fees for the following audit services rendered by PWC:

•       auditing our annual consolidated financial statements for our 2003 fiscal year;

•       reviewing our financial statements included in our quarterly reports on Form 10-Q which were filed with the SEC in our 2003 fiscal year;

•       conducting statutory audits (such as federal and state student financial aid compliance audits) in 2003; and

•       other audit services in connection with statutory and regulatory filings or engagements for our 2003 fiscal year.

Audit-Related Fees

In aggregate, PWC billed us $53,000 in fees for services rendered by PWC in 2004 that were related to the performance of the audit or review of our financial statements and are not reported above in “—Audit Fees.”  The nature of those services included, without limitation:

•       financial statement audits of our employee benefit plans;

•       consultations with our management concerning accounting, financial reporting or disclosure treatment of transactions or events;

•       assistance with respect to accounting, financial reporting and disclosure treatment of transactions or events, including:

•        consultations with us;

•        assistance with understanding and implementing related final and proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE; and

•        helping us assess the actual or potential impact of final or proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE.

In aggregate, PWC billed us $60,000 in fees for services rendered by PWC in 2003 that were related to the performance of the audit or review of our financial statements and are not reported above in “—Audit Fees.”  The nature of those services included, without limitation:

•       financial statement audits of our employee benefit plans;

•       internal control reviews and assistance with internal control reporting requirements;

•       consultations with our management concerning accounting, financial reporting or disclosure treatment of transactions or events;

•       assistance with respect to accounting, financial reporting and disclosure treatment of transactions or events, including:

•        consultations with us;

•        assistance with understanding and implementing related final and proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE; and

•        helping us assess the actual or potential impact of final or proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE.

Tax Fees

In aggregate, PWC billed us $132,263 for tax services rendered by PWC in 2004. The nature of those services included, without limitation:

•       the preparation and/or review of original and amended income, franchise and other tax returns, claims for refund and tax payment-planning services with respect to international, federal, state and local tax authorities;

•       assistance with tax audits and appeals before federal, state and local tax authorities;

•       tax advice and assistance related to employee benefit plans and statutory, regulatory or administrative developments, and tax credits and refund opportunities; and

•       requests for rulings or technical advice from tax authorities.

In aggregate, PWC billed us $122,000 for tax services rendered by PWC in 2003. The nature of those services included, without limitation:

•       the preparation and/or review of original and amended income, franchise and other tax returns, claims for refund and tax payment-planning services with respect to international, federal, state and local tax authorities;

•       assistance with tax audits and appeals before federal, state and local tax authorities;

•       tax advice and assistance related to employee benefit plans and statutory, regulatory or administrative developments, and tax credits and refund opportunities; and

•       requests for rulings or technical advice from tax authorities.

All Other Fees

In aggregate, PWC billed us $0 in fees for services rendered by PWC in 2004, other than the services reported above in “—Audit Fees,” “—Audit-Related Fees” and “—Tax Fees.”

In aggregate, PWC billed us $15,286 in fees for services rendered by PWC in 2003, other than the services reported above in “—Audit Fees,” “—Audit-Related Fees” and “—Tax Fees.”  The nature of those services included, without limitation, actuarial services.

Reappointment

The Audit Committee has reappointed PWC as our independent registered public accounting firm for 2005. A PWC representative is not expected to attend the meeting. The Audit Committee reserves the right to replace our independent registered public accounting firm at any time.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has adopted a policy that sets forth the procedures and conditions pursuant to which services proposed to be performed by our independent registered public accounting firm may be pre-approved by the Audit Committee. Under the Audit Committee’s policy, unless a type of service has received pre-approval by the Audit Committee without consideration of specific case-by-case services (“general pre-approval”), it requires specific pre-approval by the Audit Committee if it is to be provided by our independent registered public accounting firm.

For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether our independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no one is necessarily determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any audit and non-audit services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as all other services.

The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise and except that the pre-approvals related to an audit of our annual consolidated financial statements will last until that audit is completed. The Audit Committee annually reviews and pre-approves the services that may be provided by our independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee may add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The policy does not delegate the Audit Committee’s responsibilities to pre-approve services performed by our independent registered public accounting firm to our management. The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated both types of pre-approval authority to the Chairperson of the Audit Committee with respect to any requests for services to be performed by our independent registered public accounting firm that cannot be delayed without inconvenience until the next scheduled Audit Committee meeting.

Pre-approval fee levels or budgeted amounts for all services to be provided by our independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding those levels or amounts require specific pre-approval by the Audit Committee.

All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific approval by the Audit Committee are submitted to our Chief Financial Officer and must include a detailed description of the services to be rendered. Our Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by both our independent registered public accounting firm and Chief Financial Officer.

All of the fees reported above in “—Audit Fees,” “—Audit-Related Fees” and “—Tax Fees” for services rendered by PWC in our 2004 fiscal year were pre-approved by the Audit Committee.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Audit services include all services performed to comply with the PCAOB’s standards, including, without limitation, the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by our independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent registered public accounting firm’s report on management’s report on internal controls for financial reporting. The Audit Committee monitors the audit services engagement as necessary and also approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, our structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval of other audit services, which are those services that only our independent registered public accounting firm reasonably can provide. Other audit services include: statutory audits (such as federal and state student financial aid compliance audits) or financial audits for our subsidiaries or affiliates; services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings; and

consultations with our management concerning accounting, financial reporting or treatment of transactions or events.

Any audit services that the Audit Committee pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other audit services not reflected in the Audit Committee’s meeting minutes must be specifically pre-approved by the Audit Committee.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Since the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to audit-related services. Audit-related services include, among others:

•       due diligence services pertaining to potential business acquisitions/dispositions;

•       consultations concerning accounting, financial reporting or disclosure treatment of transactions or events not classified as “audit services”;

•       assistance with understanding and implementing new and proposed accounting and financial reporting guidance from rulemaking authorities;

•       financial statement audits of employee benefit plans;

•       assistance with assessing the actual or potential impact of final or proposed rules, standards or interpretations;

•       agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters;

•       internal control reviews and assistance with internal control reporting requirements;

•       attest services not required by statute or regulation;

•       information systems reviews not performed in connection with the financial statement audit;

•       subsidiary or equity investee audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements;

•       review of the effectiveness of the internal audit function;

•       general assistance with understanding and implementing requirements of SEC rules and stock exchange listing standards; and

•       consultations and audits in connection with acquisitions.

Any audit-related services that the Audit Committee pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other audit-related services not reflected in the Audit Committee’s meeting minutes must be specifically pre-approved by the Audit Committee.

Tax services include: tax compliance, planning and advice; and tax only valuation services, including transfer pricing and cost segregation. Since the Audit Committee believes that the provision of tax services does not impair our independent registered public accounting firm’s independence, and the SEC has stated that the independent registered public accounting firm may provide such services, the Audit Committee believes it may grant general pre-approval to tax services. The Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by our registered public accounting firm, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with our Chief Financial Officer or outside counsel to determine that the tax planning and reporting positions are consistent with the policy.

Any tax services that the Audit Committee pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All tax services not reflected in the Audit Committee’s meeting minutes must be specifically pre-approved by the Audit Committee.

The Audit Committee believes, based on the SEC’s rules prohibiting the registered public accounting firm from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant general pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, would not impair the independence of our independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

Any other services that the Audit Committee pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other services not reflected in the Audit Committee’s meeting minutes must be specifically pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our executive officers and Directors, and persons who own more than 10% of ITT/ESI Common Stock, to file reports of ownership with the SEC. These persons also are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during 2004, all of our executive officers, Directors and greater than 10% shareholders complied with all applicable filing requirements.

EXECUTIVE OFFICERS

Name	Age	Position
Rene R. Champagne	63	Chairman and Chief Executive Officer
Jeffrey R. Cooper	53	Senior Vice President, Chief Compliance Officer
Clark D. Elwood	44	Senior Vice President, General Counsel and Secretary
Nina F. Esbin	48	Senior Vice President, Human Resources
Eugene W. Feichtner	49	Senior Vice President, Operations
Martin A. Grossman	58	Senior Vice President, Director of Marketing and Investor Relations
Kevin M. Modany	38	Senior Vice President and Chief Financial Officer

Rene R. Champagne has served as Chairman of ITT/ESI since October 1994 and Chief Executive Officer of ITT/ESI since September 1985. From September 1985 through December 2001, he also served as President of ITT/ESI. Mr. Champagne has been a Director of ITT/ESI since October 1985.

Jeffrey R. Cooper has served as Senior Vice President, Chief Compliance Officer of ITT/ESI since November 2004. Mr. Cooper served as vice president of Great American Financial Resources, Inc. (“GAFR”), the holding company for the annuity and life insurance operations of American Financial Group, from June 1999 through October 2004, and as chief compliance officer of GAFR from June 1997 through October 2004.

Clark D. Elwood has served as Senior Vice President of ITT/ESI since December 1996, Secretary of ITT/ESI since October 1992 and General Counsel of ITT/ESI since May 1991.

Nina F. Esbin has served as Senior Vice President, Human Resources of ITT/ESI since January 2004. From January 2003 through December 2003, she served as Vice President, Director Human Resources of ITT/ESI. Ms. Esbin was self-employed as a human resources consultant from December 2001 through December 2002. She served as senior vice president, human resources of RealMed Corporation, a healthcare technology company, from March 2000 through November 2001. Ms. Esbin served as director, human resources of CIT Group Inc., a commercial and consumer finance company, from January 1999 through February 2000.

Eugene W. Feichtner has served as Senior Vice President, Operations of ITT/ESI since March 2004. From March 2002 through February 2004, he served as Vice President, National Operations Director of ITT/ESI. Mr. Feichtner served as a District Manager of ITT/ESI from June 1989 through February 2002.

Martin A. Grossman has served as Senior Vice President of ITT/ESI since July 2002 and Director of Marketing and Investor Relations of ITT/ESI since May 2002. He was self-employed as a consultant from October 2001 through April 2002. Mr. Grossman served as senior vice president of insurance products of Trilegiant Corp., a direct marketing company, from July 2001 through September 2001. He was self-employed as a consultant from August 2000 through June 2001. Mr. Grossman served as executive vice president for the U.S. direct marketing group of Grolier Incorporated, a publisher and direct marketing company, from August 1999 through July 2000.

Kevin M. Modany has served as Chief Financial Officer of ITT/ESI since January 2003 and Senior Vice President of ITT/ESI since July 2002. From June 2002 through December 2002, he served as Director of Finance of ITT/ESI. Mr. Modany served as chief financial officer, chief operating officer and director of Cerebellum Software, Inc., a software development and professional services company, from October 2000 through May 2002. He also served as president and director of USA Clean, LLC, a distributor of products and chemicals for the textile care industry, from October 1998 through September 2000.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued during each of the last three fiscal years to our Chief Executive Officer and each of our four other most highly compensated executive officers, based on salary and bonus earned during the 2004 fiscal year (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term Compensation
					Awards
					Securities
		Annual Compensation			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)		Options(2)	Compensation(3)
Rene R. Champagne	2004	$481,669	$775,000		125,000	$27,195
Chairman and Chief	2003	$437,750	$1,100,000		135,000	$15,377
Executive Officer	2002	$413,000	$680,000		110,000	$14,175
Kevin M. Modany(4)	2004	$203,367	$198,000		27,000	$6,101
Senior Vice President and	2003	$191,142	$268,380		20,000	$5,734
Chief Financial Officer	2002	$96,354	$110,000	(5)	30,000	$61,156	(6)
Clark D. Elwood	2004	$193,953	$178,000		27,000	$6,195
Senior Vice President,	2003	$183,775	$243,804		30,000	$5,766
General Counsel and Secretary	2002	$173,600	$189,000		30,000	$5,317
Martin A. Grossman(7)	2004	$185,636	$153,059		27,000	$5,962
Senior Vice President,	2003	$176,233	$233,376		20,000	$4,712
Director of Marketing and Investor Relations	2002	$101,528	$102,000	(8)	30,000	$48,261	(9)
Eugene W. Feichtner	2004	$175,717	$146,852		18,000	$3,900
Senior Vice President,	2003	$154,599	$192,572		15,000	$3,600
Operations	2002	$143,972	$143,000		10,000	$3,300

(1)          Except as otherwise noted, amounts shown represent bonus compensation accrued in the stated year and paid in the subsequent year.

(2)          Stock options relate solely to shares of ITT/ESI Common Stock and reflect adjustments made to such options in connection with the two-for-one stock split declared on May 10, 2002 that became effective on June 6, 2002 (the “2002 Stock Split”). None of the Named Executive Officers has received any SARs or restricted stock from ITT/ESI.

(3)          Except as otherwise specified, amounts shown represent: (a) employer contributions under the ESI 401(k) Plan, a defined contribution plan; and (b) employer contributions under the ESI Excess Savings Plan, a non-qualified retirement plan, and the interest accrued on those contributions. All employer contributions to the ESI 401(k) Plan: (a) were made to the ITT/ESI Common Stock fund prior to March 19, 2004, except as otherwise directed by participants in accordance with the plan terms; and (b) have been made to the other investment funds as directed by the participants since March 19, 2004. In 2004, the employer contributions made under the ESI 401(k) Plan for the benefit of the Named Executive Officers were as follows: Mr. Champagne, $3,900; Mr. Modany, $6,101; Mr. Elwood, $5,574; Mr. Grossman, $5,335; and Mr. Feichtner, $3,900. In 2004, the employer contributions made and the interest accrued under the ESI Excess Savings Plan for the benefit of the

Named Executive Officers were as follows: Mr. Champagne, $23,295; Mr. Modany, $0; Mr. Elwood, $621; Mr. Grossman, $627; and Mr. Feichtner, $0.

(4)          Mr. Modany began his employment with us in June 2002.

(5)          This amount includes an annual bonus of $95,000 accrued in 2002 and paid in 2003, and a signing bonus of $15,000 paid to Mr. Modany when he began his employment with us in June 2002.

(6)          Relocation expenses represent $60,000 of this amount.

(7)          Mr. Grossman began his employment with us in May 2002.

(8)          This amount includes an annual bonus of $87,000 accrued in 2002 and paid in 2003, and a signing bonus of $15,000 paid to Mr. Grossman when he began his employment with us in May 2002.

(9)          Relocation expenses represent $46,561 of this amount.

Compensation of Directors

We do not compensate any Director who is an employee of ours for service as a member of our Board of Directors or any standing committee of our Board of Directors. Prior to April 2005, compensation for non-employee Directors consists of:

•       an annual retainer of $40,000;

•       a meeting fee of $1,000 for each Board meeting attended; and

•       a meeting fee of $1,000 for each standing committee meeting attended.

Beginning in April 2005, the compensation for non-employee Directors will consist of:

•       an annual retainer of $40,000;

•       a meeting fee of $1,500 for each Board meeting attended;

•       a meeting fee of $2,000 for each standing committee meeting attended by the chairperson of the committee; and

•       a meeting fee of $1,500 for each standing committee meeting attended by a member of the committee, other than the chairperson.

Additional compensation for non-employee Directors who are members of the Special Committee consists of:

•       an annual retainer of $15,000 for the chairperson of the Special Committee;

•       an annual retainer of $10,000 for a member of the Special Committee, other than the chairperson; and

•       a meeting fee of $500 for each Special Committee meeting attended.

In 2004, each non-employee Director also received an automatic stock option to purchase 10,000 shares of ITT/ESI Common Stock on the tenth business day following the annual meeting of shareholders, provided that such non-employee Director served in that capacity both before and after the annual meeting. Beginning in 2005, that annual stock option will only be to purchase 8,000 shares of ITT/ESI Common Stock. See “—Equity Compensation Plans—1999 Outside Directors Stock Option Plan.” We reimburse Directors for reasonable, out-of-pocket travel expenses incurred on our behalf.

Equity Compensation Plans

1994 Stock Plan.   On December 16, 1994, our shareholders approved the ITT Educational Services, Inc. 1994 Stock Option Plan (the “1994 Stock Plan”), which became effective on December 27, 1994 and expired on December 29, 2004. The 1994 Stock Plan provided for awards of nonqualified stock options to our key employees. An aggregate of 810,000 shares of ITT/ESI Common Stock were reserved for issuance for option awards under the 1994 Stock Plan, subject to adjustment in certain events and as adjusted for the: (a) three-for-two stock split declared on March 22, 1996 that became effective on April 15, 1996 (the “April 1996 Stock Split”); (b) three-for-two stock split declared on October 8, 1996 that became effective on November 4, 1996 (the “November 1996 Stock Split”); and (c) 2002 Stock Split.

The 1994 Stock Plan was administered by the Compensation Committee. Subject to the limitations set forth in the 1994 Stock Plan, the Compensation Committee had the authority to select the persons to whom awards could be made, to designate the number of shares to be covered by each award, to establish vesting schedules and, subject to certain restrictions, to specify other terms of the awards, including the status of awards subsequent to the termination of a participant’s employment with us. Awards of options are not transferable other than by will or pursuant to the laws of descent and distribution.

The exercise price of a stock option awarded under the 1994 Stock Plan could not be less than 100% of the fair market value of the ITT/ESI Common Stock on the date of the award. No option may be exercised prior to one year after the award date. Subject to the discretion of the Compensation Committee, stock options granted under the 1994 Stock Plan will generally expire upon the termination of an employee’s employment for reasons other than death, disability or retirement. Notwithstanding the foregoing, the Compensation Committee has the authority to establish different terms and conditions relating to the exercise of an option subsequent to the termination of a participant’s employment. The maximum term of a stock option awarded under the 1994 Stock Plan is ten years and two days from the date of the award. The shares of ITT/ESI Common Stock issued upon the exercise of a stock option under the 1994 Stock Plan may be made available from treasury shares or authorized but unissued shares.

No individual could receive options for more than 135,000 shares of ITT/ESI Common Stock under the 1994 Stock Plan in any given calendar year, as adjusted for the (a) April 1996 Stock Split, (b) November 1996 Stock Split and (c) 2002 Stock Split. The option price may be paid (a) by check, (b) in ITT/ESI Common Stock, (c) through a simultaneous sale through a broker of ITT/ESI Common Stock acquired upon the exercise of the stock option or (d) by any combination of the foregoing.

During 2004, the Compensation Committee did not grant any stock options under the 1994 Stock Plan.

1997 Stock Plan.   On May 13, 1997, our shareholders approved the 1997 ITT Educational Services, Inc. Incentive Stock Plan (the “1997 Stock Plan”), which became effective on the same date and provides for the grant of stock options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). It also provides for the grant of nonqualified stock options, stock appreciation rights (“SARs”), performance shares and restricted stock, or any combination of the foregoing, as the Compensation Committee may determine, as well as substitute stock options, SARs and restricted stock (collectively, including incentive stock options, “Awards”). The 1997 Stock Plan will expire on May 13, 2007.

Recipients of Awards under the 1997 Stock Plan must be, or have been at the time of grant, key employees (including any officer or director who is also an employee) whose responsibilities and decisions directly affect our performance or the performance of any of our subsidiaries or other affiliates. We presently have approximately 150 employees who fall within the category of key employees and may be considered for Awards under the 1997 Stock Plan.

The 1997 Stock Plan contains a formula for establishing an annual limit on the number of shares which may be awarded (or with respect to which non-stock Awards may be made) in any given calendar year (the “Annual Limit”). The Annual Limit formula is expressed as a percentage of the total issued and outstanding ITT/ESI Common Stock as of the year end immediately preceding the year of the Awards (the “Plan Year”). Under the Annual Limit formula, the maximum number of shares of ITT/ESI Common Stock for which Awards may be granted in each Plan Year is 1.5% of the total of the issued and outstanding shares of ITT/ESI Common Stock as reported in our Annual Report on Form 10-K for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year is carried forward and made available for Awards in succeeding Plan Years. In addition, in no event will more than 8,100,000 shares of ITT/ESI Common Stock be cumulatively available for Awards of incentive stock options under the 1997 Stock Plan (subject to adjustments in certain events and as adjusted for the 2002 Stock Split), and provided further, no more than 20% of the total number of shares available on a cumulative basis will be available for restricted stock and performance share Awards. For any Plan Year, no individual employee may receive stock options for more than 135,000 shares, as adjusted for the 2002 Stock Split. Subject to the above limitations, shares of ITT/ESI Common Stock issued under the 1997 Stock Plan may be made available from the authorized but unissued ITT/ESI Common Stock, from treasury stock or from shares purchased on the open market.

The Compensation Committee administers the 1997 Stock Plan and makes determinations with respect to the designation of those employees who shall receive Awards, the number of shares to be covered by options, SARs and restricted stock awards, the exercise price of options (which may not be less than 100% of the fair market value of ITT/ESI Common Stock on the date of grant), other option terms and conditions and the number of performance shares to be granted and the applicable performance objectives. The Compensation Committee may impose such additional terms and conditions on an Award as it deems advisable.

Incentive stock options and related SARs under the 1997 Stock Plan must expire within ten years after grant; nonqualified stock options and related SARs will expire not more than ten years and two days after grant. The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options that become exercisable for the first time by an employee in any calendar year may not exceed $100,000. No SAR may be exercised until at least six months after it is granted. The exercise price for options and SARs must be at least equal to the fair market value of the ITT/ESI Common Stock on the date of grant. The exercise price for options must be paid to us at the time of exercise and, in the discretion of the Compensation Committee, may be paid in the form of cash or already-owned shares of ITT/ESI Common Stock or a combination thereof. An option may be exercised only by the employee who received the option (or his or her estate or designated beneficiary), no later than three months after his or her termination of employment (or for longer periods as determined by the Compensation Committee if termination is caused by retirement, total disability or death, but in no event later than the expiration of the original term of the option). If an optionee voluntarily resigns or is terminated for cause, the options and SARs are canceled immediately.

Performance shares under the 1997 Stock Plan are contingent rights to receive future payments based on the achievement of individual or company performance objectives as prescribed by the Compensation Committee. The maximum number of performance shares that may be granted to any employee in any given year is 100,000. The amounts paid will be based on actual performance over a period from two to five years, as determined by the Compensation Committee, using one or more of the following objective criteria, as it deems appropriate: our earnings per share, return on equity, cash flow or total shareholder return. Payments may be made in the form of shares of ITT/ESI Common Stock, cash or a combination of ITT/ESI Common Stock and cash. The ultimate payments are determined by the number of shares earned and the price of ITT/ESI Common Stock at the end of the performance period. In the event an employee terminates employment during such a performance period, the employee will forfeit any right to payment.

In the case of retirement, total disability, death or cases of special circumstances, however, the employee may, in the discretion of the Compensation Committee, be entitled to an Award prorated for the portion of the performance period during which he or she was employed by us.

Restricted shares of ITT/ESI Common Stock awarded under the 1997 Stock Plan will be issued subject to a restriction period set by the Compensation Committee during which time the shares may not be sold, transferred, assigned or pledged. In the event an employee terminates employment during a restriction period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by us. The Compensation Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The restrictions may be waived, in the discretion of the Compensation Committee, in the event of the awardee’s retirement, total disability, death or in cases of special circumstances.

During 2004, the Compensation Committee granted nonqualified stock options under the 1997 Stock Plan to purchase an aggregate of 224,000 shares of ITT/ESI Common Stock to the Named Executive Officers at an exercise price of $51.20 per share. Nonqualified stock options were granted to other employees of ours in 2004 under the 1997 Stock Plan to purchase shares of ITT/ESI Common Stock in the amounts and at the exercise prices specified in the following table:

Number of Shares of ITT/ESI Common Stock	Exercise Price Per Share
442,000	$51.20
15,000	$38.25
2,500	$40.90
2,000	$36.71
1,000	$50.40
1,000	$41.99
1,000	$41.62
1,000	$38.44
1,000	$37.68
1,000	$36.78
1,000	$36.57
1,000	$36.52
1,000	$36.15
1,000	$35.69
1,000	$34.85
1,000	$34.30

No other Awards were made in 2004 under the 1997 Stock Plan.

Option Grants in Last Fiscal Year.   The following table sets forth information with respect to stock options granted by ITT/ESI under the 1997 Stock Plan to the Named Executive Officers during 2004. No stock options were granted under the 1994 Stock Plan during 2004.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
	Number of Securities Underlying	% of Total Options Granted to Employees in		Expiration	Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Options Granted(1)	Fiscal Year	Exercise Price(2)	Date	5%	10%
Rene R. Champagne	125,000	17.9%	$51.20	1/21/14	$4,025,000	$10,200,000
Kevin M. Modany	27,000	3.9%	$51.20	1/21/14	$869,400	$2,203,200
Clark D. Elwood	27,000	3.9%	$51.20	1/21/14	$869,400	$2,203,200
Martin A. Grossman	27,000	3.9%	$51.20	1/21/14	$869,400	$2,203,200
Eugene W. Feichtner	18,000	2.6%	$51.20	1/21/14	$579,600	$1,468,800

(1)   Numbers shown represent nonqualified stock options to purchase ITT/ESI Common Stock.

(2)          Nonqualified stock options granted at 100% of the fair market value of ITT/ESI Common Stock on the date of grant. One third of the options granted are exercisable on January 19 of each of the years 2005, 2006 and 2007.

(3)          The amounts shown are the result of calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of our stock price. We did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. At the end of the term of the options granted on January 19, 2004, the projected price per share of ITT/ESI Common Stock would be $83.40 at an assumed annual appreciation rate of 5% and $132.80 at an assumed annual appreciation rate of 10%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.   The following table sets forth information with respect to the exercise of options to purchase ITT/ESI Common Stock by the Named Executive Officers during 2004 and with respect to the value of options held by the Named Executive Officers at the end of 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at Fiscal		In-the-Money Options
	Acquired	Value	Year-End		at Fiscal Year-End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Rene R. Champagne	0	$0	799,833	251,667	$28,482,166	$3,257,510
Kevin M. Modany	0	$0	26,666	50,334	$641,784	$559,416
Clark D. Elwood	0	$0	120,834	57,000	$3,896,856	$780,000
Martin A. Grossman	0	$0	16,666	50,334	$385,284	$544,316
Eugene W. Feichtner	0	$0	29,666	31,334	$958,124	$339,520

(1)          The closing price for ITT/ESI Common Stock on the New York Stock Exchange on December 31, 2004 was $47.55. Value is calculated on the basis of the difference between the option exercise price and $47.55, multiplied by the number of “In-the-Money” shares of ITT/ESI Common Stock underlying the option.

1999 Outside Directors Stock Option Plan.   On July 28, 1999, we established the 1999 Outside Directors Stock Option Plan (the “1999 Directors Stock Plan”), which provides for awards of nonqualified stock options to non-employee Directors. An aggregate of 500,000 shares of ITT/ESI Common Stock are reserved for issuance for option awards under the 1999 Directors Stock Plan (subject to adjustment in certain events and as adjusted for the 2002 Stock Split). The 1999 Directors Stock Plan has not been approved by our shareholders.

The 1999 Directors Stock Plan is administered by the Board. Beginning in 2005, each non-employee Director automatically receives a stock option under the plan to purchase 8,000 shares of ITT/ESI Common Stock on the tenth business day following the annual meeting of shareholders, provided that such non-employee Director served in that capacity both before and after the annual meeting. Prior to 2005, each non-employee Director automatically received a stock option under the 1999 Directors Stock Plan to purchase 10,000 shares of ITT/ESI Common Stock in accordance with the same terms. In addition, the 1999 Directors Stock Plan permits the Board, at its discretion, to make special awards of stock options to non-employee Directors. No special awards of nonqualified stock options under the 1999 Directors Stock Plan were made in 2004. The automatic stock option grant and any special awards are subject to the limitations set forth in the 1999 Directors Stock Plan.

The number of shares of ITT/ESI Common Stock reserved for issuance and the number of shares subject to options under the 1999 Directors Stock Plan are subject to adjustment in certain events (and have been adjusted for the 2002 stock split).

The exercise price of a stock option awarded under the 1999 Directors Stock Plan may not be less than 100% of the fair market value of the ITT/ESI Common Stock on the date of the award. No option may be exercised prior to one year after the award date (except for special awards of stock options by the Board as permitted under the plan). If a non-employee Director’s service on the Board ends because of death, disability or retirement, the stock options granted to that non-employee Director under the 1999 Directors Stock Plan will expire within the longer of one year following the non-employee Director’s service on the Board or one-half of the number of months that the non-employee Director served on the Board up to 120, but in no event after the options expire under their terms. Stock options granted under the 1999 Directors Stock Plan will expire three months following the end of the non-employee Director’s service on the Board for reasons other than death, disability or retirement. Notwithstanding the foregoing, the Board has the authority to establish different terms and conditions relating to the exercise of an option after the end of a non-employee Director’s service on the Board. Stock options awarded under the 1999 Directors Stock Plan are not transferable other than by will or pursuant to the laws of descent and distribution. The maximum term of a stock option awarded under the 1999 Directors Stock Plan: (a) prior to 2005 was ten years from the date of the award; and (b) beginning in 2005 is seven years from the date of the award. The shares of ITT/ESI Common Stock issued upon the exercise of a stock option under the 1999 Directors Stock Plan may be made available from treasury shares or authorized but unissued shares. The option price may be paid:

•       by check;

•       in ITT/ESI Common Stock;

•       through a simultaneous sale through a broker of ITT/ESI Common Stock acquired upon the exercise of the stock option; or

•       by any combination of the foregoing.

During 2004, an automatic award of nonqualified stock options was made under the 1999 Directors Stock Plan to eight non-employee Directors to purchase an aggregate of 80,000 shares of ITT/ESI Common Stock at an exercise price of $38.89. Each of the eight non-employee Directors received a stock option to purchase 10,000 shares of ITT/ESI Common Stock, and each of those options become exercisable one year after the date of the award.

ESI Non-Employee Directors Deferred Compensation Plan.   On October 1, 1999, we established the ESI Non-Employee Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) covering all of our non-employee Directors. The Directors Deferred Compensation Plan provides that each non-employee Director may elect to receive payment of the annual retainer in cash or in shares of ITT/ESI Common Stock, in increments of 25% each. A non-employee Director who elects payment in shares of ITT/ESI Common Stock will receive that number of shares equal to the number obtained by dividing the dollar amount of the portion of the annual retainer to be paid in shares of ITT/ESI Common Stock by the fair market value of one share of ITT/ESI Common Stock determined as of the payment date. The value of any fractional share resulting from this calculation will be paid to the Director in cash.

The Directors Deferred Compensation Plan also provides that each non-employee Director may elect to defer payment of all or a portion of the annual retainer. The deferral of payment of cash or shares of ITT/ESI Common Stock can only be made in increments of 25%. Any deferred cash amounts will accrue interest at the rate of 6% compounded annually. Any deferred shares of ITT/ESI Common Stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of ITT/ESI Common Stock based on its fair market value at the time of the conversion.

No cash or shares of ITT/ESI Common Stock deferred by a non-employee Director under the Directors Deferred Compensation Plan will be paid to the non-employee Director until he or she is no longer a Director.

ESI Executive Deferred Bonus Compensation Plan.   On March 15, 2000, we established the ESI Executive Deferred Bonus Compensation Plan (the “Deferred Bonus Plan”), an unfunded, non-qualified deferred compensation plan for a select group of our management and highly compensated employees. The Deferred Bonus Plan provides that each eligible employee may elect to defer payment of all or a portion of his or her annual bonus compensation in the form of cash and/or shares of ITT/ESI Common Stock. The deferral of payment of cash or shares of ITT/ESI Common Stock can only be made in increments of 25%. Any deferred cash amounts will accrue interest at the rate of 6% compounded annually. Any deferred shares of ITT/ESI Common Stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of ITT/ESI Common Stock, based on its fair market value at the time of the conversion.

An eligible employee under the Deferred Bonus Plan may elect to receive payment of the deferred portion of his or her annual bonus compensation (a) upon termination of his or her employment with us or (b) in January of any calendar year that is no earlier than the second calendar year after the year in which the deferred bonus compensation was determined.

Equity Compensation Plan Information.   The following table sets forth information, as of December 31, 2004, about shares of ITT/ESI Common Stock that may be issued under our equity compensation plans that (a) have been approved by our shareholders and (b) have not been approved by our shareholders.

Equity Compensation Plan Information

Number of Securities
	Number of Securities to		Remaining Available for
	be Issued Upon		Future Issuance Under
	Exercise	Weighted Average	Equity Compensation
	of Outstanding	Exercise Price of	Plans (Excluding
	Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,959,942	$23.26	2,380,866	(2)(3)	(4)
Equity compensation plans not approved by security holders(5)	329,236	24.65	124,000	(6)
Total	3,289,178	$23.40	2,504,866

(1)          These equity compensation plans include the1994 Stock Plan and the 1997 Stock Plan. The material terms of each of these plans are described above in this Proxy Statement. See “—1994 Stock Plan” and “—1997 Stock Plan.”

(2)          Under the Annual Limit formula of the 1997 Stock Plan, the maximum number of shares of ITT/ESI Common Stock for which Awards may be granted in each Plan Year is 1.5% of the total issued and outstanding shares of ITT/ESI Common Stock as reported in our Annual Report on Form 10-K for the fiscal year ending immediately prior to that Plan Year. Any unused portion of the Annual Limit for any Plan Year is carried forward and made available for Awards in succeeding Plan Years. In addition, in no event will more than 8,100,000 shares of ITT/ESI Common Stock be cumulatively available for Awards of incentive stock options (subject to adjustments in certain events) and, provided further, that no more than 20% of the total number of shares available on a cumulative basis will be available for restricted stock and performance share Awards.

(3)          The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options awarded to employees under the 1997 Stock Plan that become exercisable for the first time by the employee in any calendar year may not exceed $100,000.

(4)          Securities remaining available for future issuance under the 1997 Stock Plan include stock options (both incentive and nonqualified), SARs, performance shares and restricted stock, or any combination of the foregoing, as the Compensation Committee may determine, as well as substitute stock options, SARs and restricted stock. The maximum number of performance shares under the 1997 Stock Plan that may be granted to any employee in any given year is 100,000.

(5)          These equity compensation plans include the: (a) 1999 Directors Stock Plan; (b) Director’s Deferred Compensation Plan; and (c) Deferred Bonus Plan. The material terms of each of these plans are described above in this Proxy Statement. See “—1999 Outside Directors Stock Option Plan,” “—ESI Non-Employee Directors Deferred Compensation Plan” and “—ESI Executive Deferred Bonus Compensation Plan.”

(6)          This figure represents the number of securities remaining available for future issuance under the 1999 Directors Stock Plan. There is no limit on the number of shares of ITT/ESI Common Stock available for future issuance under either the Director’s Deferred Compensation Plan or the Deferred Bonus Plan.

Employment Contracts

We have not entered into an employment contract with any of the Named Executive Officers.

Severance Pay Plans

Senior Executive Severance Pay Plan.   On February 16, 1999, we established the Senior Executive Severance Pay Plan (the “Severance Plan”), which provides severance benefits for Rene R. Champagne, the sole participant in the Severance Plan. Under the Severance Plan, Mr. Champagne will be entitled to severance benefits, unless his employment is terminated by us:

•       for cause;

•       on or after his normal retirement date; or

•       as a result of:

•        acceptance of employment, or refusal of comparable employment, with a purchaser of us;

•        voluntary resignation;

•        voluntary retirement;

•        failure to return from an approved leave of absence (including a medical leave of absence);

•        death; or

•        disability.

The severance benefits include: (a) severance pay in an amount equal to the lower of 24 months’ base salary, base salary for the number of months remaining between the termination of employment and his normal retirement date, or two times his total annual compensation during the year immediately preceding his termination; and (b) continued participation in our employee benefit plans (except for any short-term or long-term disability plans, the business travel accident plan or any new employee benefit plan adopted by us after his termination) during the period he receives severance pay.

The Severance Plan includes offset provisions for other compensation from us and requirements on the part of Mr. Champagne with respect to non-competition and compliance with our Code of Business Conduct and Ethics. While severance payments would ordinarily be made monthly over the scheduled term of such payments, we have the option to make such payments in the form of a single lump-sum payment discounted to present value.

ESI Special Senior Executive Severance Pay Plan.   On October 16, 2001 we established the ESI Special Senior Executive Severance Pay Plan (the “Special Severance Plan”), which provides severance benefits for a select group of our executives (including all of the Named Executive Officers) whose employment is terminated other than for cause or where the covered executive terminates his or her employment for good reason within two years after the occurrence of an acceleration event, as described below. The Special Severance Plan provides two levels of benefits for covered executives, based on the covered executive’s position with us. If an executive is terminated within two years of an acceleration event, he or she would be entitled to:

•       two or three times his or her highest annual base salary during the three years immediately preceding termination and two or three times his or her highest bonus paid or awarded in the three years preceding an acceleration event;

•       continuation of health and life insurance benefits at the same levels for two or three years;

•       continued use of any automobile provided by us at the same level for two or three years;

•       continuation of any tax or financial advisory services at the same level for two or three years;

•       a lump sum payment equal to the difference between the total lump sum value of his or her pension benefit under our pension plans and the total lump sum value of his or her pension benefit under our pension plans after crediting an additional two or three years of age and eligibility and benefit service using his or her highest annual base salary and bonus for purposes of determining his or her compensation under our pension plans;

•       credit for an additional two or three years of age and two or three years of eligibility service under the retiree life insurance benefits;

•       a lump sum payment equal to two or three times his or her highest annual base salary during the three years preceding termination times the highest percentage rate of our contributions to the ESI 401(k) Plan and/or the ESI Excess Savings Plan;

•       outplacement services for one year;

•       tax preparation services for the calendar year(s) in which he or she is paid any severance benefits under the Special Severance Plan; and

•       tax gross-up of certain of the payments.

The Special Severance Plan includes offset provisions for other compensation from us (including, without limitation, in the case of Mr. Champagne, any compensation paid to Mr. Champagne under the Severance Plan). The Special Severance Plan provides that the severance pay will be paid in a non-discounted lump sum amount within five business days or 30 calendar days following the covered executive’s termination, depending on the severance pay benefit.

An acceleration event under the Special Severance Plan will occur if:

•       a report on Schedule 13D is filed with the Securities and Exchange Commission disclosing that any person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, is the beneficial owner of 20% or more of the outstanding ITT/ESI Common Stock;

•       a person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, purchases shares of ITT/ESI Common Stock in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 15% or more of the outstanding ITT/ESI Common Stock;

•       our shareholders approve:

•        any consolidation or merger of us in which we are not the continuing or surviving corporation or the ITT/ESI Common Stock is converted into cash, securities or other property, unless the transaction was a merger in which our shareholders immediately prior to the merger would have the same proportionate ownership of common stock of the surviving corporation that they held in us immediately prior to the merger; or

•        any sale, lease, exchange or other transfer of all or substantially all of our assets; or

•       a majority of the members of our Board of Directors changes within a 12-month period, unless the election or nomination for election of each of the new Directors by our shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period.

The Special Severance Plan provides that Mr. Champagne would receive the higher level of benefits and that Messrs. Elwood, Feichtner, Grossman and Modany would receive the lower level of benefits.

Pension and Savings Plans

ITT Pension Plan.   From December 15, 1995 to June 10, 1998, we participated in the Retirement Plan for Salaried Employees of ITT Corporation (the “ITT Pension Plan”), a non-contributory defined benefit pension plan that covered substantially all of our eligible salaried employees, including our executive officers. We paid the entire cost of the ITT Pension Plan with respect to our employees. Annual amounts of normal retirement pension commencing at age 65 based on average final compensation and benefit service, but before Social Security reductions and subject to the offset described below, are illustrated in the following table.

ITT Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35	40
$50,000	$15,000	$20,000	$25,000	$28,750	$32,500	$36,250
$100,000	$30,000	$40,000	$50,000	$57,500	$65,000	$72,500
$200,000	$60,000	$80,000	$100,000	$115,000	$130,000	$145,000
$300,000	$90,000	$120,000	$150,000	$172,500	$195,000	$217,500
$400,000	$120,000	$160,000	$200,000	$230,000	$260,000	$290,000
$500,000	$150,000	$200,000	$250,000	$287,500	$325,000	$362,500

The annual pension amounts to 2% of a member’s average final compensation (as defined below) for each of the first 25 years of benefit service prior to June 10, 1998, plus 1.5% of a member’s average final compensation for each of the next 15 years of benefit service prior to June 10, 1998, reduced by 1.25% of the member’s primary Social Security benefit for each year of benefit service to a maximum of 40 years; provided that no more than 50% of the member’s primary Social Security benefit is used for such reduction. A member’s average final compensation (including salary plus approved bonus payments) is defined under the ITT Pension Plan as the total of (a) a member’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average, plus (b) a member’s average annual compensation not including base salary for the five calendar years of the member’s last 120 consecutive calendar months of eligibility service affording the highest such average. The amounts shown under “Salary” and “Bonus” in the Summary Compensation Table are the components of the compensation that are used for purposes of determining “average final compensation” under the ITT Pension Plan, but annual compensation in excess of $160,000 and compensation accrued after June 9, 1998 are not taken into account. The ITT Pension Plan also provides for undiscounted early retirement pensions for members who retire at or after age 60 and prior to normal retirement age following completion of 15 years of eligibility service. A member is vested in benefits accrued under the ITT Pension Plan upon completion of five years of eligibility service.

Prior to December 19, 1995, we participated in the Retirement Plan for Salaried Employees of ITT Industries, Inc. (the “Old Pension Plan”). The terms of the Old Pension Plan were substantially identical to the terms of the ITT Pension Plan. ITT Industries, Inc. is responsible for all benefits accrued under the Old Pension Plan and for administering those benefits with respect to its own employees as well as our retirees. The ITT Pension Plan recognizes service with other companies that were part of ITT Industries, Inc. prior to December 19, 1995 for eligibility, vesting and benefit accrual purposes and further provides for an offset of any benefit payable from any retirement plan of such companies covering the same period of service.

Respective years of benefit service for each of the Named Executive Officers under the ITT Pension Plan, through June 9, 1998, are as follows: Mr. Champagne—12.692; Mr. Elwood—14.014; Mr. Feichtner—19.069; Mr. Grossman—0.000; and Mr. Modany—0.000.

ESI Pension Plan.   On June 9, 1998, we established the ESI Pension Plan that, prior to June 2, 2003, covered most of our eligible salaried employees, including our executive officers. Effective June 2, 2003, the ESI Pension Plan was amended to only cover most of our eligible salaried employees, including our executive officers, who were employed by us prior to June 2, 2003. Prior to establishing the ESI Pension Plan, we participated in certain pension plans of ITT and ITT Industries, Inc. See “—ITT Pension Plan.” The ESI Pension Plan is a cash balance defined benefit plan, which provides a set benefit to participating employees at their retirement that is not affected by the amount of our contributions to the ESI Pension Plan trust or the investment gains or losses with respect to such contributions. At the end of each plan year (i.e., January 1 through December 31, except for the first plan year of June 9, 1998 through December 31, 1998), the ESI Pension Plan credits a bookkeeping account associated with each participating employee with (a) an amount based on the employee’s compensation, age and years of benefit service (the “Pay Credit”), (b) interest on the balance in the bookkeeping account at the fixed rate of 8%, compounded annually, for Pay Credits credited to the bookkeeping account for plan years prior to the 2002 plan year and (c) interest on Pay Credits credited to the bookkeeping account at a variable rate ranging from 6% to 12%, compounded annually, for Pay Credits credited to the bookkeeping account for the 2002 and subsequent plan years. The variable rate for a plan year is the average of the 30-year U.S. Treasury Bond (or a comparable instrument) rates on each of March 31, June 30 and September 30 of the immediately preceding plan year. At retirement, the participating employee will receive a benefit equal to the value of the bookkeeping account associated with such employee. We pay the entire cost of the ESI Pension Plan. The Pay Credit equals a percentage of the participating employee’s compensation (including base pay, overtime pay and bonuses) for the plan year and is determined under the following schedule according to points based on the participating employee’s age and years of benefit service:

	Standard Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	2.5
30-34	2.5	2.5
35-39	3.0	3.0
40-44	3.5	3.5
45-49	4.0	4.0
50-54	4.5	4.5
55-59	5.5	5.5
60-64	6.5	6.5
65-69	7.5	7.5
70-74	9.0	9.0
75-79	10.5	10.5
80+	12.0	12.0

Participating employees who meet certain age and service requirements receive Pay Credits under the following “Transition Schedule” which is more generous:

	Transition Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	8.0
30-34	2.5	8.0
35-39	3.0	8.0
40-44	3.5	8.0
45-49	4.0	8.0
50-54	4.5	8.0
55-59	5.5	8.0
60-64	7.0	8.0
65-69	8.5	8.5
70-74	10.5	10.5
75-79	13.0	13.0
80+	16.0	16.0

Messrs. Grossman and Modany receive Pay Credits under the “Standard Schedule,” and Messrs. Champagne, Elwood and Feichtner receive Pay Credits under the “Transition Schedule.”

The participating employee’s points for a plan year equal the sum of the employee’s age and years of benefit service as of the last day of the plan year. Any benefit service and vesting service with ITT or any of its affiliated companies that was credited to the participating employee under the ITT Pension Plan as of June 9, 1998 is treated as benefit service and vesting service, respectively, with us under the ESI Pension Plan. A participating employee who has completed five or more years of vesting service (or his or her beneficiary) is eligible to receive a distribution from the ESI Pension Plan upon the participating employee’s retirement on or after age 55, disability, death or after the employee has both terminated employment and reached age 55. The form and timing of the distribution may vary. Respective years of benefit service under the ESI Pension Plan, through December 31, 2004, are as follows: Mr. Champagne—19; Mr. Elwood—21; Mr. Feichtner—26; Mr. Grossman—3; and Mr. Modany—3. The estimated annual benefits payable upon retirement at age 65 (assuming an annual 4.5% increase in compensation, an interest accrual rate of 6% and that the form of distribution is an annuity) for each of the Named Executive Officers is as follows:

Executive Officer	Estimated Annual Benefit
Mr. Champagne	$21,831
Mr. Elwood	$123,445
Mr. Feichtner	$100,824
Mr. Grossman	$14,763
Mr. Modany	$82,790

ESI Excess Pension Plan.   On June 9, 1998, we established the ESI Excess Pension Plan, an unfunded, non-qualified retirement plan for a select group of our management and highly compensated employees. The purpose of the ESI Excess Pension Plan is to restore benefits earned, but not available, to eligible employees under the ESI Pension Plan due to federal limitations on the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. The practical effect of the ESI Excess Pension Plan is to continue the calculation of retirement benefits to all employees on a uniform basis. The form and timing of an eligible employee’s benefits under the ESI Excess Pension Plan are the same form and timing of that eligible employee’s benefits under the ESI Pension Plan, except that those benefits will be immediately payable in the form of a single discounted lump sum payment upon the occurrence of a change in corporate control (as defined in the ESI Excess Pension Plan). An eligible employee’s benefits under the ESI Excess Pension Plan will generally be paid directly by us.

ESI 401(k) Plan.   On May 16, 1998, we established the ESI 401(k) Plan, a defined contribution plan. The ESI 401(k) Plan is designed to provide substantially all of our employees with a tax-deferred, long-term savings vehicle. For plan years beginning prior to 2002, we made a non-matching contribution equal to 1% of an employee’s pay, and we made matching contributions in an amount equal to 50% of the employee’s contribution, up to a maximum of 2.5% of the employee’s salary. In 2002, we began making only matching contributions in an amount equal to (a) 100% of the first 1% of the employee’s salary that the employee contributes to the plan and (b) 50% of the next 4% of the employee’s salary that the employee contributes to the plan. Prior to March 19, 2004, all of our contributions were in the form of ITT/ESI Common Stock. All of our contributions on or after March 19, 2004 have been in the form of cash. Employees can elect to contribute from 1% to the maximum amount of their salaries that is permitted by federal law, and they have a choice of 11 investment funds in which to invest their contributions. For plan years beginning prior to 2002, our non-matching contribution vested immediately, while our matching contributions vested 20% upon completion of each full year that the employee was employed by us. Beginning in 2002, our matching contributions for (a) an employee whose employment with us began prior to January 1, 2002, vest 20% upon completion of each of the first two full years and 60% upon completion of the third full year that the employee is employed by us, and (b) an employee whose employment with us began on or after January 1, 2002, vest 0% upon completion of each of the first two full years and 100% upon completion of the third full year that the employee is employed by us.

ESI Excess Savings Plan.   On June 9, 1998, we established the ESI Excess Savings Plan, an unfunded, non-qualified deferred compensation plan for a select group of our management and highly compensated employees. The ESI Excess Savings Plan offers eligible employees, who are precluded by federal limitations from fully participating in the ESI 401(k) Plan, a means for (a) restoring the eligible employees’ contributions lost under the ESI 401(k) Plan due to the federal limitations, (b) restoring our matching and non-matching contributions lost under the ESI 401(k) Plan due to the federal limitations and (c) providing eligible employees an opportunity to defer a portion of their salaries equal to either 5% or the same deferral percentage that they elected under the ESI 401(k) Plan. Any deferral of an eligible employee’s salary under the ESI Excess Savings Plan applies only with respect to the salary that exceeds the federal limitations.

For plan years beginning prior to 2002, we made a non-matching contribution under the ESI Excess Savings Plan equal to the difference between 1% of the eligible employee’s salary and our non-matching contribution made for that eligible employee under the ESI 401(k) Plan, and we made matching contributions under the ESI Excess Savings Plan equal to 50% of the eligible employee’s salary deferred under the ESI Excess Savings Plan up to a maximum of 2.5% of the eligible employee’s salary. For 2002 and subsequent plan years, we make matching contributions equal to 100% of the first 1% and 50% of the next 4% of the eligible employee’s salary that the employee contributes under the ESI Excess Savings Plan. Any amounts credited to an eligible employee under the ESI Excess Savings Plan will accrue interest at the rate of 8% compounded monthly. For plan years beginning prior to 2002, our non-matching contribution vested immediately, while our matching contributions vested 20% upon completion of each full year that the employee was employed by us. Beginning in 2002, our matching contributions for (a) an employee whose employment with us began prior to January 1, 2002, vest 20% upon completion of each of the first two full years and 60% upon completion of the third full year that the employee is employed by us, and (b) an employee whose employment with us began on or after January 1, 2002, vest 0% upon completion of each of the first two full years and 100% upon completion of the third full year that the employee is employed by us. The payment of the eligible employee’s salary deferrals, our non-matching contribution, our vested matching contributions and the attributable interest accrued thereon is made in a single lump sum cash payment as soon as practicable following the earlier of the eligible employee’s termination of employment or death.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2004 were James D. Fowler, Jr., Joanna T. Lau, Harris N. Miller, Daniel P. Weadock and Vin Weber. None of the Committee members during 2004 were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as an officer or employee of ours.

Compensation Committee Report on Executive Compensation

This report sets forth the executive compensation policies of the Compensation Committee with respect to our executive officers in general and the rationale for the specific decisions affecting the 2004 compensation of Mr. Champagne, our Chief Executive Officer. This report also discusses the relationship between the compensation of our four other most highly compensated executive officers and our performance.

The Committee reviewed the compensation policies adopted and followed by the Committee with respect to all of our executive officers and confirmed the guiding principles contained therein that executive officer compensation must be related to our performance and must emphasize increasing shareholder value. The Committee also determined that the general components of the compensation policies pertaining to our executive officers (i.e., salaries, bonuses, long-term incentives, employee benefits and perquisites) are sufficiently tied to our performance.

The Committee determined that our continued success is due in part to our skilled executives. In setting and administering our compensation policies and programs, the Committee attempts to target compensation to the median of the range of compensation provided to executives of corporations similar to us in terms of assets, sales, revenues and earnings. Our executive compensation programs are designed to attract, reward and retain skilled executives and to provide incentives which vary upon the attainment of short-term operating performance objectives and long-term performance goals. The main objective is to provide our executives with incentives directly linked to the creation of shareholder value.

Each year, the Committee reviews all components of all of our executive officers’ compensation, including:

•       base salary;

•       annual bonus;

•       long-term incentive compensation;

•       accumulated realized and unrealized stock option gains;

•       the dollar value to the executive and the aggregate incremental cost to us of all perquisites and other employee benefits;

•       the earnings and accumulated payout obligations under our non-qualified deferred bonus compensation plan;

•       the projected payout obligations under our supplemental executive pension and savings plans; and

•       our executive severance pay plans.

The Committee may retain consultants from independent compensation and benefits consulting firms to provide advice on aspects of our executive compensation program. The Committee may request written reports or hold private meetings with such consultants in order to obtain independent opinions on compensation proposals. The Committee has met, and will continue to meet, in executive sessions which are not attended by any of our employees. The Committee regularly reports its activities to our Board of Directors.

The Compensation Program.   The compensation program for our executives presently consists of base salary, annual bonus, long-term incentives, employee benefits and perquisites. It remains the intent of the Committee that incentives based on long-term performance should be a major component in the pay package for senior executives. The Committee believes that the use of our common stock in the payment of these incentives will enhance our executives’ commitment to our long-term performance. Discussed below is each element of the compensation program.

Base Salary.   Salaries are set and administered to reflect the value of the job in the marketplace and individual contribution and performance. Salaries provide a necessary element of stability in the total pay program and, as such, are not subject to significant variability. Salary increases are based primarily on merit.

Annual Bonus.   The amounts of annual bonus awards are based on a formula that takes into account our ability to achieve specific financial and operating performance goals established by the Committee and approved by the Board at the beginning of the year. For 2004, the performance goals included actual 2004 earnings per share compared to targeted 2004 earnings per share to establish the total bonus pool amount available for payment of bonus awards to our executives. The targeted earnings per share amounts were based on the estimates of our 2004 earnings per share made by the security analysts who covered our common stock that were in effect at the end of 2003. The actual bonus awards were based on our ability to achieve specified operating performance goals in 2004 in each of four performance categories, with the first performance category counting twice as much as each of the other three:

•       new student enrollment;

•       student attrition;

•       student financial aid packaging; and

•       graduate employment rate.

The bonus parameters established for each participant a standard bonus target percentage of 2004 annual base salary, ranging from 10% to 60%, and a maximum bonus percentage ranging from 40% to 240%, with the percentage depending on the participant’s position. An individual participant’s bonus could be more or less than the participant’s potential award as calculated under the formula, depending upon the individual participant’s personal performance and contribution toward achieving the specified performance goals. The annual bonus awards for 2004 were paid in cash.

Long-Term Incentive Compensation.   Stock option awards provide long-term incentive compensation which is directly related to the performance of our common stock. Options closely align the executive’s interests with those of other shareholders. Stock option awards are used to create performance incentives and promote equity ownership in us by our executives.

Employee Benefits.   Executives also participate in our employee benefits program which includes a pension program, an investment and savings plan, group medical and dental coverage and other benefit plans.

Perquisites.   We also provide limited perquisites to our executives that vary based on the executive’s level and which include use of a company car, a tax return preparation and financial planning allowance, tickets to sporting, theater and other events, and enhanced short-term disability benefits.

Severance Pay Plans.   A select group of our executive officers, including all of the Named Executive Officers, participate in our severance pay plans, which provide for severance benefits if the executive’s employment terminates in certain situations, other than for cause. The benefits vary depending on the executive’s level and include, among other things, two or three times the executive’s base salary and bonus and two or three years of continued receipt of certain employee benefits and perquisites.

Discussion of the Committee’s Policy Regarding Qualifying Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code.   Tax legislation known as the Omnibus Budget Reconciliation Act of 1993 (“OBRA”) created a new Code subsection 162(m), under which the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four other most highly compensated executive officers of a publicly held corporation is limited to no more than $1 million per year for taxable years on or after January l, 1994. Certain types of compensation are exempted from this deduction limitation, including payments subject to: (a) the attainment of an objective performance goal or goals; (b) an outside director approval requirement; and (c) a shareholder approval requirement.

In light of OBRA, it is the policy of the Committee to modify where necessary our executive compensation program so as to maximize the tax deductibility of compensation paid to our executive officers. Accordingly, the employee incentive plans include a fixed limit on the number of options that may be granted to any individual in any given year. Any future gains that may be realized upon the exercise of stock options granted under the 1997 Stock Plan will qualify as “performance-based compensation” and will be fully deductible by us.

The Committee believes that the overall performance of our senior executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances (other than in the context of the employee incentive stock plans), the Committee’s use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is used by the Committee, compensation may not be fully deductible. The Committee does not believe that such loss of deductibility will have any material impact on our financial condition.

CEO Performance Evaluation.   The Committee met in executive session in January 2005 to review the overall performance of our Chief Executive Officer during 2004, particularly with respect to our long range strategies and the achievement of both financial and non-financial goals and objectives. Consideration was given to our Chief Executive Officer’s role in building shareholder value and improving the return on the shareholders’ investment. The Committee authorized a salary increase for Mr. Champagne effective April 1, 2005 of $40,000, raising his annual salary from $490,000 to $530,000. This merit increase, which will follow a 13-month interval since Mr. Champagne’s last salary review, is equivalent to 7.5% on an annualized basis and was based on an evaluation of his performance during 2004 in light of our financial and non-financial goals and objectives and a comparison of the base salaries of the chief executive officers of companies similar in size to us in terms of assets, sales, revenues and earnings. The Committee calculated the 2004 annual bonus awards to our executives in accordance with the 2004 annual bonus parameters established by the Committee and approved by the Board of Directors in January 2004. Based on those calculations, the Committee approved the payment of a 2004 annual bonus award of $775,000 to Mr. Champagne, compared to a 2003 annual bonus award of $1,100,000 and constituting a 29.5% decrease.

The Committee also evaluated the use of long-term incentives to tie Mr. Champagne’s compensation to our financial performance and our emphasis on increasing shareholder value. In this regard, the Committee granted Mr. Champagne in January 2005 a nonqualified stock option under the 1997 Stock Plan to purchase 87,400 shares of our common stock at an exercise price of $49.74 per share, compared to a similar stock option granted to Mr. Champagne in January 2004 to purchase 125,000 shares of our common stock at an exercise price of $51.20 per share.

The Committee observed that the perquisites provided by us to Mr. Champagne in 2004 were modest and that the aggregate incremental cost of those perquisites amounted to approximately $24,000.

Compensation Committee
James D. Fowler, Jr.
Joanna T. Lau
Harris N. Miller
Daniel P. Weadock
Vin Weber

Performance Graph

The performance graph set forth below compares the cumulative total shareholder return on ITT/ESI Common Stock with the S&P 500 Index and a Peer Issuer Group Index for the period from December 31, 1999 through December 31, 2004. The peer issuer group consists of the following companies selected on the basis of the similar nature of their business: Apollo Group, Inc., Career Education Corp., Concorde Career Colleges Inc. (“Concorde”), Corinthian Colleges, Inc., DeVry, Inc., Education Management Corp., Laureate Education, Inc., Strayer Education, Inc. and Universal Technical Institute, Inc. (“UTI”) (the “Peer Issuer Group”). We believe that, including us, the Peer Issuer Group represents a significant portion of the market value of publicly traded companies whose primary business is postsecondary classroom education. The Peer Issuer Group includes all of the peer issuers in the former peer issuer group, plus Concorde and UTI. Concorde’s common stock has been trading on an organized exchange since 2002, establishing a record that suggests that such trading will continue. UTI became a publicly traded company in 2004.

Cumulative Total Return
(Based on $100 invested on December 31, 1999 and assumes
the reinvestment of all dividends)

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
ITT Educational Services, Inc.	100.00	142.51	238.83	305.10	608.51	616.03
Peer Issuer Group Index	100.00	209.45	252.52	302.77	489.62	530.97
Former Peer Issuer Group Index	100.00	209.45	252.15	301.95	487.92	526.42
S&P 500 Index	100.00	90.89	80.09	62.39	80.29	89.02

o

Notwithstanding anything to the contrary set forth in any of our previous filings under the 1933 Act or the 1934 Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Compensation Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 15, 2005, the number of shares of ITT/ESI Common Stock beneficially owned by any person (including any group) known by management to beneficially own more than 5% of ITT/ESI Common Stock, by each Director, by each of the Named Executive Officers and by all of our current Directors and the executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to all shares indicated as beneficially owned.

	ITT/ESI Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Blum Capital Partners, L.P. Richard C. Blum & Associates, Inc. Richard C. Blum
Blum Strategic GP II, L.L.C	5,533,100	(2)	12.0%
909 Montgomery Street Suite 400 San Francisco, CA 94133
Columbia Wanger Asset Management, L.P. WAM Acquisition GP, Inc.
Columbia Acorn Trust	5,500,100	(3)	11.9%
227 West Monroe Street, Suite 3000 Chicago, IL 60606
Lazard Freres & Co. LLC	3,805,300	(4)	8.3%
30 Rockefeller Plaza New York, NY 10020
Westport Asset Management, Inc.
Westport Advisers LLC	3,389,600	(5)	7.4%
253 Riverside Avenue Westport, CT 06880
Warburg Pincus Asset Management, Inc.	2,933,150	(6)	6.4%
466 Lexington Avenue New York, NY 10017
Highfields Capital Management LP Highfields GP LLC Jonathon S. Jacobson Richard L. Grubman Highfields Capital I LP Highfields Capital II LP
Highfields Capital Ltd	2,814,238	(7)	6.1%
c/o Highfields Capital Management 200 Clarendon Street, 51st Floor Boston, MA 02116
Rene R. Champagne	1,035,214	(8)	2.2%
Clark D. Elwood	164,235	(9)	*
Eugene W. Feichtner	55,550	(10)	*
Martin A. Grossman	33,403	(11)	*

Kevin M. Modany	42,561	(12)	*
Rand V. Araskog	224,730	(13)	*
John F. Cozzi	12,420	(14)	*
John E. Dean	58,731	(15)	*
James D. Fowler, Jr.	49,500	(16)	*
Joanna T. Lau	10,620	(17)	*
Harris N. Miller	29,110	(18)	*
Daniel P. Weadock	48,730	(19)	*
Vin Weber	53,230	(20)	*
All current Directors and executive officers as a group (15 individuals)	1,834,126	(21)	3.9%

*                    Less than 1%.

(1)          All shares of ITT/ESI Common Stock are owned directly except as otherwise indicated. Pursuant to SEC regulations, shares (a) receivable by Directors and executive officers upon exercise of stock options exercisable within 60 days after February 15, 2005, (b) allocated to the accounts of certain Directors and executive officers under the ESI 401(k) Plan at February 15, 2005 or (c) credited to the accounts of certain Directors under the Directors Deferred Compensation Plan at February 15, 2005, are deemed to be beneficially owned by such Directors and executive officers.

(2)          Based solely on information in reports filed by the beneficial owners under Section 13(d), 13(g) or 16(a) of the 1934 Act. Each beneficial owner is a member of a group that possesses voting and investment power over a total of 5,533,100 shares. Blum Capital Partners, L.P. (“Blum L.P.”) is a partnership and an investment manager with voting and investment discretion for the Stinson Capital Fund (Cayman) Ltd. investment advisory account. Blum L.P. is also a registered investment advisor that provides investment advisory services and acts as general partner for the following investment partnerships: Stinson Capital Partners, L.P.; Stinson Capital Partners II, L.P.; Stinson Capital Partners (QP), L.P.; BK Capital Partners IV, L.P.; Stinson Capital Partners D, L.P.; and Stinson Capital Partners M, L.P. Richard C. Blum & Associates, Inc. (“RCBA”) is the general partner of Blum L.P. Blum Strategic GP II, L.L.C. (“Blum G.P.”) is the general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II Gmblt & Co. KG. Richard C. Blum is the chairman and significant shareholder of RCBA and Blum L.P., and a managing member of Blum G.P. Blum L.P. has voting and investment discretion with respect to the shares owned by the Virginia Electric and Power Company Qualified Nuclear Decommissioning Trust and The Nuclear Decommissioning Trust of Dominion Nuclear Connecticut, Inc. Blum L.P., RCBA, Blum G.P. and Mr. Blum each possess voting and investment power over a total of 5,533,100 shares. Blum L.P., RCBA, Blum G.P. and Mr. Blum have shared power to (a) vote or direct the vote of 5,533,100 shares and (b) dispose or direct the disposition of 5,533,100 shares.

(3)          Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the 1934 Act. Each beneficial owner is a member of a group that possesses voting and investment power over a total of 5,500,100 shares. Columbia Wanger Asset Management, L.P. (“Columbia”) is a registered investment adviser. WAM Acquisition GP, Inc. (“GP”) is the general partner of Columbia. Columbia and GP each possesses voting and investment power over a total of 5,500,100 shares. Columbia and GP have shared power to (a) vote or direct the vote of 5,500,100 shares and (b) dispose or direct the disposition of 5,500,100 shares. Columbia Acorn Trust (“Acorn”) is an investment company and possesses voting and investment power over a total of 4,041,000 shares. Acorn has shared power to (a) vote or direct the vote of 4,041,000 shares and (b) dispose or direct the disposition of 4,041,000 shares.

(4)          Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the 1934 Act. The beneficial owner is a registered investment adviser and broker-dealer and has sole power to (a) vote or direct the vote of 3,204,410 shares and (b) dispose or direct the disposition of 3,805,300 shares.

(5)          Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the 1934 Act. Each beneficial owner possesses voting and investment power over a total of 3,389,600 shares. Westport Advisers LLC (“Advisers”) is a registered investment adviser and a subsidiary of Westport Asset Management, Inc. (“WAM”), which is also a registered investment adviser. Advisers and WAM have sole power to (a) vote or direct the vote of 760,700 shares and (b) dispose or direct the disposition of 760,700 shares. Advisers and WAM have shared power to (a) vote or direct the vote of 2,372,800 shares and (b) dispose or direct the disposition of 2,628,900 shares.

(6)          Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the 1934 Act. The beneficial owner is a registered investment adviser and has (a) sole power to vote or direct the vote of 2,396,100 shares, (b) shared power to vote or direct the vote of 513,450 shares and (c) sole power to dispose or direct the disposition of 2,933,150 shares.

(7)          Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the 1934 Act. Each beneficial owner is a member of a group that possesses voting and investment power over a total of 2,814,238 shares. Highfields Capital Management LP (“HCM”) is a partnership and an investment manager to Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd. Highfields GP LLC (“HGP”) is a limited liability company and the general partner of HCM. Jonathon S. Jacobson and Richard L. Grubman are each a managing member of HGP. HCM, HGP, Mr. Jacobson and Mr. Grubman each possesses voting and investment power over a total of 2,814,238 shares. HCM, HGP, Mr. Jacobson and Mr. Grubman have sole power to (a) vote or direct the vote of 2,814,238 shares and (b) dispose or direct the disposition of 2,814,238 shares.

(8)          This number includes 101,188 shares owned directly, 10,860 shares owned under the ESI 401(k) Plan and 923,166 shares subject to presently exercisable options.

(9)          This number includes 8,304 shares owned directly, 6,097 shares owned under the ESI 401(k) Plan and 149,834 shares subject to presently exercisable options.

(10)   This number includes 3,596 shares owned directly, 7,954 shares owned under the ESI 401(k) Plan and 44,000 shares subject to presently exercisable options.

(11)   This number includes 1,000 shares owned directly, 70 shares owned under the ESI 401(k) Plan and 32,333 shares subject to presently exercisable options.

(12)   This number includes 228 shares owned under the ESI 401(k) Plan and 42,333 shares subject to presently exercisable options.

(13)   This number includes 203,177 shares owned directly, 3,553 shares deferred under the Directors Deferred Compensation Plan and 18,000 shares subject to presently exercisable options.

(14)   This number includes 1,000 shares owned directly, 1,000 shares owned by trusts for the benefit of Mr. Cozzi’s children, 420 shares deferred under the Directors Deferred Compensation Plan and 10,000 shares subject to presently exercisable options.

(15)   This number includes 11,028 shares owned directly, 900 shares owned by Mr. Dean’s spouse, 4,803 shares deferred under the Directors Deferred Compensation Plan and 42,000 shares subject to presently exercisable options.

(16)   This number includes 7,500 shares owned directly and 42,000 shares subject to presently exercisable options.

(17)   This number includes 620 shares owned directly and 10,000 shares subject to presently exercisable options.

(18)   This number includes 5,110 shares owned directly and 24,000 shares subject to presently exercisable options.

(19)   This number includes 900 shares owned directly, 5,830 shares deferred under the Directors Deferred Compensation Plan and 42,000 shares subject to presently exercisable options.

(20)   This number includes 4,500 shares owned directly, 6,730 shares deferred under the Directors Deferred Compensation Plan and 42,000 shares subject to presently exercisable options.

(21)   This number includes 347,923 shares owned directly, 1,900 shares owned indirectly, 25,301 shares owned under the ESI 401(k) Plan, 1,437,666 shares subject to presently exercisable options and 21,336 shares deferred under the Directors Deferred Compensation Plan.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2006 Annual Meeting of Shareholders is November 18, 2005.

In order to be considered at the 2006 Annual Meeting of Shareholders, shareholder proposals must comply with the advance notice and eligibility requirements contained in our By-Laws. Our By-Laws provide that shareholders are required to give advance notice to us of any nomination by a shareholder of candidates for election as Directors and of any business to be brought by a shareholder before a shareholders’ meeting. With respect to annual meetings, our By-Laws provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as Director or Directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to our Secretary not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, (a) notice by the shareholder of a nomination must be delivered or received not earlier than the 90th day prior to such annual meeting and not later than the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made and (b) notice by a shareholder of any other business must be received not later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

The advance notice provisions in our By-Laws also provide that in the case of a special meeting of shareholders called for the purpose of electing Directors, to be timely, a shareholder’s notice must be delivered or received not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of nominees to be elected at such meeting is first made.

The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 8 and Article III, Section 2 of our By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to our Secretary at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, IN 46032-1404.

The procedures described above apply to any matter that a shareholder wishes to raise at the 2006 Annual Meeting of Shareholders, including those matters raised other than pursuant to Rule 14a-8 of the

1934 Act. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by us may confer discretionary authority to vote on such proposal.

ADDITIONAL INFORMATION

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics (the “Code”) in accordance with Item 406 of the SEC’s Regulation S-K that is applicable to our Directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code is posted on our website at www.ittesi.com.

We also intend to promptly disclose on our website any amendments that we make to, or waivers for our Directors or executive officers that we grant from, the Code.

Transfer Agent Information

The transfer agent and registrar for ITT/ESI Common Stock is:

The Bank of New York
101 Barclay Street—Floor 11E
New York, NY 10286.
E-mail address: Shareowner-svcs@Email.bankofny.com
Internet address: http://stockbny.com

Shareholders should send certificates for transfer and address changes to:

The Bank of New York
Receive and Deliver Department
P.O. Box 11002
Church Street Station
New York, NY 10286

Shareholder questions can be answered by contacting our transfer agent either by calling toll-free at 1-800-524-4458 (U.S.), 1-610-382-7833 (Outside the U.S.) or 1-888-269-5221 (Hearing Impaired-TDD Phone), or by mail addressed to:

The Bank of New York
Shareholder Relations Department
P.O. Box 11258
Church Street Station
New York, NY 10286

Officer Certifications

Our Chief Executive Officer and our Chief Financial Officer each have made the certifications required to be filed with the SEC regarding the quality of our public disclosure. Those certifications have been filed with the SEC as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. In addition, our Chief Executive Officer has submitted the required annual certification to the NYSE that he is not aware of any violation by us of the NYSE’s corporate governance listing standards.

Annual Report to Shareholders

Our 2004 Annual Report to Shareholders is attached to this Proxy Statement as Appendix B, but is not deemed to be “soliciting material” or part of the solicitation of proxies.

APPENDIX A

CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
ITT EDUCATIONAL SERVICES, INC.

SCOPE OF RESPONSIBILITY

1.                The Audit Committee (“Committee”) of the ITT Educational Services, Inc. (“ITT/ESI”) Board of Directors (“Board”) will assist the Board in its oversight of:

(a)           the integrity of ITT/ESI’s financial statements and other financial information provided by ITT/ESI to any governmental body or the public;

(b)          ITT/ESI’s compliance with legal and regulatory requirements;

(c)           ITT/ESI’s systems of internal controls regarding finance, accounting, legal compliance and ethics that ITT/ESI management (“management”) and the Board establish;

(d)          ITT/ESI’s auditing, accounting and financial reporting processes generally;

(e)           the qualifications, independence and performance of ITT/ESI’s independent registered public accounting firm (“Accounting Firm”); and

(f)             the performance of ITT/ESI’s compliance and internal audit functions.

2.                The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of ITT/ESI’s financial statements.

MEMBERSHIP

1.                The Committee must be composed of at least three directors.

2.                The Committee members and the Committee chairperson shall be appointed by the Board, and each member shall serve on the Committee at the pleasure of the Board.

3.                Each director on the Committee must be independent in accordance with both federal law and the rules of the New York Stock Exchange (the “NYSE”), and the Board will affirmatively determine that each director on the Committee has no material relationship with ITT/ESI.

4.                Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment.

5.                At least one member of the Committee must have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

6.                No member of the Committee may simultaneously serve on more than two other public company audit committees.

7.                The only compensation that Committee members may receive from ITT/ESI is for their services on ITT/ESI’s Board of Directors and its standing committees.

STRUCTURE AND PROCESSES

1.                General. The Committee will:

(a)           meet at least once each quarter and may invite members of management or others to attend Committee meetings and provide pertinent information;

(b)          meet regularly (at least quarterly) in separate executive sessions with (i) management, (ii) representatives of the Accounting Firm and (iii) ITT/ESI’s Chief Compliance Officer or other official responsible for ITT/ESI’s compliance and internal audit functions (“CCO”) to discuss any matters that the Committee, management, the Accounting Firm or the CCO believes should be discussed privately with the Committee;

(c)           provide an open avenue of communication among the Accounting Firm, the CCO and the Committee;

(d)          report regularly to the Board on significant matters within the Committee’s scope of responsibility, including any issues that arise with respect to:

                                                                                      (i)  the quality or integrity of ITT/ESI’s financial statements;

                                                                                  (ii)  ITT/ESI’s compliance with legal and regulatory requirements; and

                                                                              (iii)  the performance of the CCO;

(e)           periodically review with ITT/ESI’s general counsel legal, regulatory and related governmental policy matters that may have a material impact on ITT/ESI’s financial statements, legal and regulatory compliance and programs;

(f)             when appropriate, conduct or authorize investigations into any matters within the Committee’s scope of responsibility;

(g)           provide such disclosures and reports as may be required of the Committee by the SEC in ITT/ESI’s proxy statement for its annual meeting of shareholders;

(h)          annually review this Charter and update it as necessary;

(i)             establish procedures for:

                                                                                      (i)  the receipt, retention and treatment of complaints received by ITT/ESI regarding accounting, internal accounting controls or auditing matters; and

                                                                                  (ii)  confidential, anonymous submissions by ITT/ESI employees of concerns regarding questionable accounting or auditing matters;

(j)     conduct an annual performance evaluation of the Committee;

(k)   review the results of the CCO’s annual:

                                                                                      (i)  audit of director and ITT/ESI officer expense accounts, management perquisites and management’s use of corporate assets; and

                                                                                  (ii)  monitoring of ITT/ESI’s compliance with the ITT/ESI Code of Business Conduct and Ethics;

(l)             review management policies and programs relating to ITT/ESI’s compliance with legal and regulatory requirements, business ethics, business integrity, conflicts of interest and environmental matters; and

(m)      perform such other functions as assigned by law, the NYSE, ITT/ESI’s Certificate of Incorporation or By-Laws or the Board.

2.                Oversight of ITT/ESI’s Relationship with the Accounting Firm. The Committee will:

(a)           be directly responsible for the appointment, compensation, retention and oversight of the work of the Accounting Firm, including the resolution of disagreements between management and the Accounting Firm regarding financial reporting;

(b)          approve, in advance, all audit (including comfort letters and statutory audits) and permitted non-audit services, and related fees and terms, to be performed by the Accounting Firm for ITT/ESI;

(c)           evaluate the qualifications, performance and independence of the Accounting Firm, taking into account the opinions of management and the CCO, including:

                                                                                      (i)  a review and evaluation of the lead partner of the Accounting Firm;

                                                                                  (ii)  reviewing the report described in (e)(iv) below;

                                                                              (iii)  reviewing the Accounting Firm’s work throughout the year;

                                                                                (iv)  confirming that the lead audit partner or the audit partner responsible for reviewing the audit is rotated every five years;

                                                                                    (v)  considering whether there should be regular rotation of the Accounting Firm;

                                                                                (vi)  actively engaging in a dialogue with the Accounting Firm with respect to any disclosed relationships or services that may impact the objectivity or independence of the Accounting Firm;

                                                                            (vii)  setting clear policies regarding ITT/ESI’s hiring of employees or former employees of the Accounting Firm;

                                                                        (viii)  obtaining confirmation and assurance from the Accounting Firm of its independence;

                                                                                (ix)  taking appropriate action to ensure the independence of the Accounting Firm; and

                                                                                    (x)  presenting the Committee’s conclusion to the Board;

(d)   when appropriate, discharge and replace the Accounting Firm;

(e)           instruct the Accounting Firm:

                                                                                      (i)  that the Accounting Firm reports directly to the Committee and is ultimately accountable to the Committee;

                                                                                  (ii)  to conduct an interim financial review of ITT/ESI’s financial statements prior to ITT/ESI’s quarterly filing of its Form 10-Q with the Securities and Exchange Commission (the “SEC”);

                                                                              (iii)  to report to the Committee:

(A)      all critical accounting policies and practices to be used by ITT/ESI;

(B)       all alternative disclosures and treatments of financial information within Generally Accepted Accounting Principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the disclosures and treatment preferred by the Accounting Firm; and

(C)       any material written communications between the Accounting Firm and management, such as any management letter or schedule of unadjusted differences; and

                                                                                (iv)  to submit annually to the Committee a formal, written report describing:

(A)      the Accounting Firm’s internal quality control procedures;

(B)       any material issues raised by the most recent internal quality-control review, or peer review, of the Accounting Firm;

(C)       any material issues raised by any inquiry or investigation of the Accounting Firm by governmental or professional authorities, within the preceding five years, with respect to any audit by the firm, and any steps taken to deal with any such issues; and

(D)      all relationships between the Accounting Firm and ITT/ESI.

3.                Oversight of the CCO, Audit Matters and Financial Statements and Disclosures. The Committee will:

(a)           obtain confirmation and assurance from the CCO of his/her objectivity;

(b)          instruct management and the Accounting Firm to provide the Committee with a timely analysis of significant current financial reporting issues and practices;

(c)           review and approve or disapprove any material transactions or courses of dealing between ITT/ESI and parties related to ITT/ESI that may involve a conflict of interest;

(d)          inquire about, consider and review with the Accounting Firm, the CCO and management:

                                                                                      (i)  ITT/ESI’s annual and quarterly financial statements, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations;

                                                                                  (ii)  any ITT/ESI transactions or arrangements that are important for understanding ITT/ESI’s financial statements;

                                                                              (iii)  any material financial or non-financial arrangements of ITT/ESI, or off-balance sheet structures, which do not appear on ITT/ESI’s financial statements;

                                                                                (iv)  management’s and the Accounting Firm’s qualitative judgments regarding the appropriateness of the:

(A)      critical accounting principles and financial disclosure practices used, or proposed to be adopted, by ITT/ESI;

(B)       degree of aggressiveness or conservatism of ITT/ESI’s accounting principles and underlying estimates, including the Accounting Firm’s views on whether management’s choices of accounting principles are conservative, moderate or aggressive from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices;

(C)       consistency of application of ITT/ESI’s accounting policies; and

(D)      clarity, consistency and completeness of the accounting information contained in ITT/ESI’s financial statements and related disclosures;

                                                                                    (v)  any proposed changes in ITT/ESI’s selection or application of accounting principles;

                                                                                (vi)  any analyses prepared by management, the Accounting Firm or the CCO regarding significant financial reporting issues and judgments made in connection with the preparation of ITT/ESI’s financial statements, including the effects of alternative GAAP methods on the financial statements;

                                                                            (vii)  the effect of regulatory and accounting initiatives on ITT/ESI’s financial statements;

                                                                        (viii)  earnings press releases, including the use of pro forma or adjusted non-GAAP information;

                                                                                (ix)  financial information and earnings guidance provided to security analysts and rating agencies;

                                                                                    (x)  ITT/ESI’s risk assessment and risk management, including:

(A)      the guidelines and policies governing the process by which management assesses and manages ITT/ESI’s exposure to risk; and

(B)       ITT/ESI’s major financial risk exposures and the steps taken by management to monitor and control those exposures;

                                                                                (xi)  any significant adjustments, management judgments, accounting estimates, new or changed accounting policies, uncertainties, timing of transactions or timing of the recording of transactions;

                                                                            (xii)  the Accounting Firm’s:

(A)      views of the appropriateness of the accounting principles and disclosure practices adopted and/or changed by management from time to time; and

(B)       rationale for accepting or questioning any significant estimates by management; and

                                                                        (xiii)  any items that have a significant impact on the representational faithfulness, verifiability, neutrality and consistency of the accounting information included in ITT/ESI’s financial statements;

(e)           recommend to the Board whether ITT/ESI’s audited financial statements should be included in ITT/ESI’s Annual Report on Form 10-K filed with the SEC;

(f)             inquire about, consider and review with the Accounting Firm, the CCO and management:

                                                                                      (i)  the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources;

                                                                                  (ii)  the adequacy of ITT/ESI’s internal accounting and financial controls, including;

(A)      any significant deficiencies in the design or operation of the internal controls;

(B)       any material weaknesses in the internal controls;

(C)       any special steps adopted in light of any material control deficiencies;

(D)      any fraud (whether or not material) that involves management or ITT/ESI employees who have a significant role in the internal controls; and

(E)       the responsibilities, budget and departmental staffing of the CCO;

                                                                              (iii)  the audit scope, plan and timing of the Accounting Firm and the CCO, and any changes thereto;

                                                                                (iv)  any other matters related to the conduct of the audit or reviews which are to be communicated by the Accounting Firm to the Committee under Generally Accepted Auditing Standards;

                                                                                    (v)  any audit problems, difficulties or disputes encountered by the Accounting Firm or the CCO in the course of their audit work, and management’s response thereto, including:

(A)      any restrictions on the scope of the Accounting Firm’s or the CCO’s activities;

(B)       any restrictions on the Accounting Firm’s or the CCO’s access to requested information;

(C)       any significant disagreements between the Accounting Firm or the CCO and management;

(D)      any accounting adjustments that were noted or proposed by the Accounting Firm but were not made by management;

(E)       any communications between the Accounting Firm’s audit team and its national office regarding audit or accounting issues presented by the ITT/ESI engagement;

(F)        any “management” or “internal control” letter issued, or proposed to be issued, by the Accounting Firm to ITT/ESI; and

                                                                                (iv)  any significant audit findings and recommendations of the Accounting Firm and the CCO, together with management’s responses thereto.

4.                Independent Advisors. The Committee is empowered to:

(a)           engage independent legal, accounting and other advisors for advice and assistance, as it determines necessary to carry out its responsibilities; and

(b)          compensate, with ITT/ESI funds, the Accounting Firm and any independent legal, accounting and/or other advisors engaged by the Committee in the amounts that the Committee deems appropriate.

APPENDIX B

ITT EDUCATIONAL SERVICES, INC.’S
2004 ANNUAL REPORT TO SHAREHOLDERS

Table of Contents	Page
2004 Financial Statements and Other Information	B-1
Business	B-
Market for Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities	B-
Selected Financial Data	B-
Management’s Discussion and Analysis of Financial Condition and Results of Operations	B-
Controls and Procedures	B-
Management’s Report on Internal Control Over Financial Reporting	B-
Report of Independent Registered Public Accounting Firm	B-
Consolidated Financial Statements	B-
Notes to Consolidated Financial Statements	B-
Financial Statement Schedule	B-
Quarterly Results	B-
Directors and Executive Officers	B-2

2004 FINANCIAL STATEMENTS AND OTHER INFORMATION

Message to our Shareholders:   This 2004 Annual Report to Shareholders appendix to our Proxy Statement contains our audited consolidated financial statements and all of the information that the regulations of the Securities and Exchange Commission (the “SEC”) require to be presented in an Annual Report to Shareholders. For legal purposes, this is ITT Educational Services, Inc.’s 2004 Annual Report to Shareholders. This appendix does not contain all of the information included in our 2004 Annual Report on Form 10-K. Our 2004 Annual Report on Form 10-K as filed with the SEC (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein), however, will be provided to any shareholder, without charge, upon written request to our Investor Relations Department at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, IN 46032-1404.

DIRECTORS AND EXECUTIVE OFFICERS

Rene R. Champagne, age 63, has served as Chairman of ITT/ESI since October 1994 and Chief Executive Officer of ITT/ESI since September 1985. From September 1985 through December 2001, he also served as President of ITT/ESI. Mr. Champagne has been a Director of ITT/ESI since October 1985.

Rand V. Araskog, age 73, served as chairman and chief executive officer of ITT Corporation (“ITT”), a diversified conglomerate, from 1980 until his retirement in February 1998. He is also a director of Rayonier, Inc. and International Steel Group, Inc. Mr. Araskog has been a Director of ITT/ESI since April 1994.

John F. Cozzi, age 43, has served as a managing director of AEA Investors LLC, a private equity firm, since January 2004. Mr. Cozzi served as a managing director of Arena Capital Partners, LLC, a private equity firm, from May 1999 through December 2003. Mr. Cozzi has been a Director of ITT/ESI since October 2003.

John E. Dean, age 54, is a founding partner of the law firm Dean Blakey, established June 2002. From July 1995 through May 2002, Mr. Dean was a partner at the Dean, Blakey & Moskowitz law firm. Since June 2002, Mr. Dean has also served as a principal of Washington Partners, LLC, a public affairs firm. Mr. Dean has been a Director of ITT/ESI since December 1994.

James D. Fowler, Jr., age 60, served as senior vice president and director, human resources of ITT Industries, Inc., an industrial, commercial machinery and equipment company, from November 2000 until his retirement in October 2002. Mr. Fowler served as president of Fowler & Associates, a consulting firm, from February 1996 through October 2000. He also served as president of the Executive Leadership Council and Foundation (“ELCF”), a non-profit, non-partisan charitable and educational organization, from February 2000 through October 2000 and executive director and administrator of the ELCF from October 1997 through January 2000. Mr. Fowler has been a Director of ITT/ESI since April 1994.

Joanna T. Lau, age 46, has served as chairperson and chief executive officer of Lau Acquisition Corporation (d/b/a LAU Technologies), a management consulting and investment firm, since March 1990. Ms. Lau has been a Director of ITT/ESI since October 2003.

Harris N. Miller, age 53, has served as president of the Information Technology Association of America, a trade association, since April 1995, and as president of the World Information Technology and Services Alliance, an association of trade associations, since April 1995. Mr. Miller has been a Director of ITT/ESI since July 1999.

Daniel P. Weadock, age 65, has served as president of The International, a golf resort and conference center in Bolton, MA, since January 1999. Mr. Weadock has been a Director of ITT/ESI since April 1999.

Vin Weber, age 52, has been a partner at Clark & Weinstock Inc., a management and public policy consulting firm, since 1994. He is also vice chairman and co-founder of Empower America, a public interest group. Mr. Weber is a senior fellow at the University of Minnesota’s Humphrey Institute of Public Affairs and co-director of the Institute’s Policy Forum. He is also a director of Department 56, Inc. Mr. Weber has been a Director of ITT/ESI since December 1994.

Jeffrey R. Cooper, age 53, has served as Senior Vice President, Chief Compliance Officer of ITT/ESI since November 2004. Mr. Cooper served as vice president of Great American Financial Resources, Inc. (“GAFR”), the holding company for the annuity and life insurance operations of American Financial Group, from June 1999 through October 2004, and as chief compliance officer of GAFR from June 1997 through October 2004.

Clark D. Elwood, age 44, has served as Senior Vice President of ITT/ESI since December 1996, Secretary of ITT/ESI since October 1992 and General Counsel of ITT/ESI since May 1991.

Nina F. Esbin, age 48, has served as Senior Vice President, Human Resources of ITT/ESI since January 2004. From January 2003 through December 2003, she served as Vice President, Director Human Resources of ITT/ESI. Ms. Esbin was self-employed as a human resources consultant from December 2001 through December 2002. She served as senior vice president, human resources of RealMed Corporation, a healthcare technology company, from March 2000 through November 2001. Ms. Esbin served as director, human resources of CIT Group Inc., a commercial and consumer finance company, from January 1999 through February 2000.

Eugene W. Feichtner, age 49, has served as Senior Vice President, Operations of ITT/ESI since March 2004. From March 2002 through February 2004, he served as Vice President, National Operations Director of ITT/ESI. Mr. Feichtner served as a District Manager of ITT/ESI from June 1989 through February 2002.

Martin A. Grossman, age 58, has served as Senior Vice President of ITT/ESI since July 2002 and Director of Marketing and Investor Relations of ITT/ESI since May 2002. He was self-employed as a consultant from October 2001 through April 2002. Mr. Grossman served as senior vice president of insurance products of Trilegiant Corp., a direct marketing company, from July 2001 through September 2001. He was self-employed as a consultant from August 2000 through June 2001. Mr. Grossman served as executive vice president for the U.S. direct marketing group of Grolier Incorporated, a publisher and direct marketing company, from August 1999 through July 2000.

Kevin M. Modany, age 38, has served as Chief Financial Officer of ITT/ESI since January 2003 and Senior Vice President of ITT/ESI since July 2002. From June 2002 through December 2002, he served as Director of Finance of ITT/ESI. Mr. Modany served as chief financial officer, chief operating officer and director of Cerebellum Software, Inc., a software development and professional services company, from October 2000 through May 2002. He also served as president and director of USA Clean, LLC, a distributor of products and chemicals for the textile care industry, from October 1998 through September 2000.

ITT EDUCATIONAL SERVICES, INC.
13000 NORTH MERIDIAN STREET

CARMEL, IN 46032-1404

P  R  O  X  Y

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Clark D. Elwood or Kevin M. Modany, as proxy, each with power to appoint his or her substitute and hereby authorizes each of them at the annual meeting of shareholders of ITT Educational Services, Inc. (“ITT/ESI”) to be held at 9:00 a.m. on May 3, 2005 at The Jefferson Hotel, 1200 16th Street, NW, Washington, DC 20036, and at any adjournments thereof to vote all shares of ITT/ESI common stock which the undersigned could vote if personally present as designated on the reverse side of this proxy and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

Please specify your choices by marking the appropriate boxes on the reverse side of this proxy.  The shares represented by this proxy will be voted as designated by you on the reverse side, or if no designation is made will be voted for proposals one and two.  The proxy committee cannot vote your shares unless you sign and return this proxy.

SEE REVERSE SIDE	ITT EDUCATIONAL SERVICES, INC.
P.O. Box 11170
NEW YORK, NY 10203-0170

                                                                v   Detach Proxy Card Here   v

Please mark, sign, date and
Return this proxy promptly

☒

using the enclosed envelope.	Votes MUST be indicated
(x) in Black or Blue ink.

Directors recommend a vote FOR proposal one.

ONE: Election of Directors

FOR ALL ☐	WITHHOLD FOR ALL ☐	EXCEPTIONS ☐	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Director  Nominees:  John E. Dean, James D. Fowler, Jr. and Vin Weber. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

To change your address, please mark this box. ☐ To include any comments, please mark this box. ☐

*Exceptions

TWO: Approval of the amendment of ITT/ESI’s	FOR	AGAINST	ABSTAIN
Restated Certificate of Incorporation to increase	☐	☐	☐
the number of authorized shares of ITT/ESI
common stock, $0.01 par value per share,
from 150,000,000 to 300,000,000

SCAN LINE

Date Share Owner Sign here	Co-Owner sign here

Note:  Please add your title if you are signing for a corporation or other business entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity